Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

EXLSERVICE HOLDINGS, INC.

and

OROGEN ECHO LLC

Dated as of October 1, 2018

Exhibit A: Form of Indenture
Exhibit B: Form of Joinder
Exhibit C: Form of Issuer Agreement
Annex A: Plan of Distribution

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of October 1, 2018, is by and among ExlService Holdings, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and Orogen Echo LLC, a Delaware limited liability company (together with its successors and any permitted transferee that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article 1.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, $150,000,000 aggregate principal amount of the Company’s 3.50% Convertible Senior Notes due October 1, 2024 (referred to herein as the “Note” or the “Notes”) in the form attached to the Indenture and to be issued in accordance with the terms and conditions of the Indenture and this Agreement;

WHEREAS, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article 1
Definitions

Section 1.01.       Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Registrable Securities”, “Orogen Group”, “Standstill Period” and “Third Party” and Sections 3.02(d), 3.02(f), 4.02, 4.03, 4.06 and 4.07, no portfolio company of Atairos, Orogen Group LLC, the Purchaser or their respective Affiliates shall be deemed an Affiliate of the Purchaser and its other Affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, the Purchaser or any of its Affiliates or any Orogen Affiliated Director in carrying out any act prohibited by this Agreement or the subject matter of Section 4.03, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from the Purchaser or any Affiliate of the Purchaser or any Orogen Affiliated Director, directly or indirectly, any Confidential Information. For the avoidance of doubt, (i) Comcast and its Subsidiaries are not and shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (ii) Atairos and its Affiliates are Affiliates of the Purchaser. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Aggregate Ownership” shall mean, with respect to any Orogen Stockholder, the total number of shares of Company Common Stock (as determined on a Common Equivalents basis) Beneficially Owned (without duplication) by such Orogen Stockholder as of the date of such calculation, calculated on a Fully-Diluted basis.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Atairos” shall mean Atairos Group, Inc., a Cayman Islands exempted company.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, as in effect on the date hereof. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by the Purchaser and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were solely Physical Settlement (as defined in the Indenture). For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them irrespective of any restrictions on transfer or other terms contained in this Agreement or the other Transaction Documents.

“Blackout Period” means in the event that the Company determines in good faith that filing a Registration Statement or making it Available could reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any bona fide material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect or the Registration Statement is otherwise not Available for use (in each case as determined by the Company in good faith after consultation with outside counsel), a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and the aggregate length of Blackout Periods in any period of twelve (12) consecutive months may not exceed one hundred and twenty (120) days.

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“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding any member of the Orogen Group or any of their respective Affiliates or any of their respective portfolio companies), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Company Common Stock or 50% or more of the voting power of the outstanding Voting Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Voting Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the date hereof and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Comcast” shall mean Comcast Corporation, a Pennsylvania corporation.

“Common Equivalents” shall mean (i) with respect to Company Common Stock, the number of shares of outstanding Company Common Stock, and (ii) with respect to any outstanding Company Securities that are convertible into or exchangeable for Company Common Stock, the number of shares of Company Common Stock issuable in respect of the conversion or exchange of such securities into Company Common Stock.

“Company” shall have the meaning set forth in the preamble hereto.

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“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Company Securities” shall mean (i) the Company Common Stock and Preferred Stock, (ii) securities convertible into or exchangeable for Company Common Stock and/or Preferred Stock, including the Notes, (iii) any other equity or equity-linked securities issued by the Company and (iv) any options, warrants or other rights to acquire Company Common Stock, Preferred Stock or any other equity or equity-linked securities issued by the Company.

“Confidential Information” shall have the meaning set forth in Section 4.15(b).

“Confidentiality Agreement” shall mean the Confidentiality and Nondisclosure Agreement entered into between the Company and The Orogen Group LLC, dated as of February 19, 2018.

“Covered Persons” shall have the meaning set forth in Section 4.07(f).

“DGCL” shall mean the Delaware General Corporation Law.

“Disclosure Letter” shall have the meaning set forth in Section 3.01.

“Disqualification Event” shall have the meaning set forth in Section 3.02(d)(iii).

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.

“Exercise Notice” shall have the meaning set forth in Section 4.17(b).

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(a)(v).

“FCPA” shall have the meaning set forth in Section 3.01(j)(ii).

“Free Writing Prospectus” shall have meaning set forth in Section 5.03(a)(v).

“Fully-Diluted” shall mean all outstanding shares of Company Common Stock, all shares of Company Common Stock issuable in respect of all outstanding securities convertible into or exchangeable for Company Common Stock (including the Notes) and all shares of Company Common Stock issuable in respect of all outstanding options, warrants and other rights to acquire Company Common Stock; provided that, if any of the foregoing Company Securities are subject to vesting, such Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.

“GAAP” shall mean U.S. generally accepted accounting principles.

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“Global Security” shall have the meaning set forth in the Indenture.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).

“Indenture” shall mean an indenture in the form attached hereto as Exhibit A.

“Intellectual Property” means any and all intellectual property or similar proprietary rights throughout the world, including any and all (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names and other indicia of origin, all applications and registrations for the foregoing and all goodwill associated therewith and symbolized thereby, including all renewals of same, (b) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues, (c) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists, (d) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all derivative works, moral rights, renewals, extensions, restorations and reversions thereof, (e) computer software (including source code, object code, firmware, operating systems and specifications), (f) databases and data collections and (f) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.

“IRS Form” shall mean the properly executed and completed Internal Revenue Service Form W-9 or the appropriate IRS Form W-8, as applicable.

“Issuance Notice” shall have the meaning set forth in Section 4.17.

“Issuer Agreement” shall have the meaning set forth in Section 4.09.

“IT Assets” means any and all computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and all associated documentation.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and the Purchaser.

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“Licensed Intellectual Property” means any and all Intellectual Property owned by a third party and licensed or sublicensed (or purported to be licensed or sublicensed) to either the Company or any Subsidiary or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Losses” shall have the meaning set forth in Section 5.05(a).

“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (it being understood and agreed that the exception in this clause (f) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (g) any taking of any action at the request of the Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Minimum Ownership Threshold” shall have the meaning set forth in Section 4.07(a).

“NASDAQ” shall mean the NASDAQ Global Select Market.

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“Nominating Committee” means the Nominating and Governance Committee of the Board of Directors (or any successor thereto).

“Note” or “Notes” shall have the meaning set forth in the preamble hereto.

“Orogen Affiliate” means any Affiliate of Orogen Holdings LLC, a Delaware limited liability company (“Orogen Holdings”), that serves as general partner of, manages or advises, or otherwise has voting control over, any entity Affiliated with Orogen Holdings that has a direct or indirect investment in the Company. Orogen Holdings LLC is the managing member of The Orogen Group LLC. For the avoidance of doubt, Comcast and its Subsidiaries are not and shall not be considered Orogen Affiliates.

“Orogen Affiliated Director” means each Purchaser Designee and any other person that is a managing director, officer, advisor or employee of any member of the Orogen Group that is serving on the Board of Directors.

“Orogen Common Share Number” means, at any time of determination, the number of shares of Company Common Stock collectively Beneficially Owned by the Orogen Group, as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Company Common Stock.

“Orogen Group” means the Purchaser together with its Affiliates, including Orogen Affiliates.

“Orogen Group LLC” means The Orogen Group LLC, a Delaware limited liability company.

“Orogen Indemnitors” shall have the meaning set forth in Section 4.12.

“Orogen Stockholder” means the Purchaser and any other member of the Orogen Group that Beneficially Owns any Company Securities.

“Owned Intellectual Property” means any and all Intellectual Property owned (or purported to be owned) by either the Company or any of its Subsidiaries.

“Permitted Loan” shall have the meaning set forth in Section 4.02(a).

“Permitted Transfers” has the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Plan of Distribution” means the plan of distribution substantially in the form attached hereto as Annex A.

“Preferred Stock” shall have the meaning set forth in Section 3.01(b).

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“Pro Rata Share” shall have the meaning set forth in Section 4.17(a).

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” shall have the meaning set forth in Section 4.03(a).

“Purchaser Designee” means an individual then serving on the Board of Directors pursuant to the Purchaser’s rights under Section 4.07.

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of by the Purchaser and its Affiliates pursuant to an effective Registration Statement or in compliance with Rule 144, (b) when such Subject Securities are freely transferable under Rule 144 without being subject to volume or manner of sale limits or public information requirements, or (c) when such Subject Securities cease to be outstanding; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that, at the time of such issuance or distribution, have ceased to be Registrable Securities are not Registrable Securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article 5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and of a single counsel for the holders of Registrable Securities (in an amount for such single counsel for the holders of Registrable Securities not to exceed $35,000 for any given Registration Statement), fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders.

“Registration Rights Agreement” shall have the meaning set forth in Section 3.01(b).

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).

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“Replacement Designee” shall have the meaning set forth in Section 4.07(c).

“Representatives” shall have the meaning set forth in Section 4.15(a).

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) the date that is two (2) years following the Closing Date, (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control and (iii) the later of (x) the one-year anniversary of the Closing Date and (y) the first date on which there is no Orogen Affiliated Director serving on the Board of Directors.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 16b-3 Approval” shall mean the approval by the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, of acquisitions and dispositions of the Company’s equity securities or derivatives thereof for purposes of the exemptions, pursuant to Rule 16b-3(d) or 16b-3(e), respectively, from Section 16(b) of the Exchange Act. The term “Rule 16b-3 Approved” shall have the meaning correlative with the foregoing.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933.

“Selling Holder Information” shall have the meaning set forth in Section 5.05(b).

“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).

“Specified Guidelines” shall have the meaning set forth in Section 4.07(d).

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Standstill Period” shall mean the period commencing on the Closing Date and ending on the later of (i) the first date on which there is no Orogen Affiliated Director serving on the Board of Directors and (ii) the two (2) year anniversary of the Closing Date.

“Subject Securities” shall mean (i) the Notes; (ii) any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes; and (iii) any securities issued (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued) as a dividend, stock split, combination or in any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (iii).

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“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Take-Down Notice” shall have the meaning set forth in Section 5.02(c).

“Target Registration Date” shall have the meaning set forth in Section 5.01(a).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” shall mean a Person other than any member of the Orogen Group or any of their respective Affiliates.

“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).

“Transaction Documents” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“transfer” shall have the meaning set forth in Section 4.02(a).

“Trustee” shall mean Citibank, N.A.

“Underwritten Offering” shall mean a sale or other disposition of Registrable Securities to an underwriter or underwriters in which Subject Securities are offered and sold (including short sales thereof) to the public.

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

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“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02.       General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits and annexes hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

Article 2
Sale and Purchase of the Notes

Section 2.01.       Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Notes for a purchase price equal to the principal amount of the Notes purchased (the “Purchase Price”).

Section 2.02.       Closing.

(a)        Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.02(c) and (d), the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place at the offices of McGuireWoods LLP, located at 1251 Avenue of the Americas, New York, NY 10020, on October 4, 2018 at 9:30 AM ET, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”).

(b)        To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i)        the Company shall, and shall instruct the Trustee to, execute and deliver the Indenture, and shall execute and deliver the Notes, at the Closing. The Company shall deliver the fully executed Indenture and Notes to the Purchaser at the Closing, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Notes.

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(ii)       the Company shall issue and deliver to the Purchaser the Notes through the facilities of The Depository Trust Company, or at the option of the Purchaser, registered in the name of the Purchaser, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Notes.

(iii)      the Company shall deliver to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company.

(iv)      the Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchaser at least two (2) Business Days prior to the date hereof in an amount equal to the Purchase Price for the Notes.

(v)       the Purchaser shall deliver to the Company a duly completed and executed applicable IRS Form.

(c)        The obligations of the Purchaser to purchase the Notes are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i)        the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii)       the Company and the Trustee shall have executed the Indenture and delivered the Indenture to the Purchaser, and the Company shall have executed and delivered the Notes to the Purchaser and the Company, in each case at the Closing;

(iii)      (A) the representations and warranties of the Company set forth in Sections 3.01(a), (c) and (e) shall be true and correct in all material respects at and as of the Closing, (B) the representations and warranties of the Company set forth in Sections 3.01(b) and (h)(ii) shall be true and correct in all respects at and as of the Closing and (C) the other representations and warranties of the Company set forth in Section 3.01 (other than Sections 3.01(a), (b), (c), (e) and (h)(ii)) shall be true and correct at and as of the Closing (without giving effect to any materiality, Material Adverse Effect, or similar phrases in such representations and warranties), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not have a Material Adverse Effect;

(iv)      the Company shall have issued and delivered to the Purchaser the Notes through the facilities of The Depository Trust Company, or at the option of the Purchaser, registered in the name of the Purchaser, and the Company shall have delivered to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company;

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(v)       the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(vi)      the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in, Sections 2.02(c)(iii), (iv) and (v) have been satisfied.

(d)        The obligations of the Company to sell the Notes to the Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i)        the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii)       the Trustee shall have executed and delivered the Indenture to the Company at the Closing;

(iii)      the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects at and as of the Closing;

(iv)      the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(v)       the Company shall have received a certificate, dated the Closing Date, duly executed by the Chief Executive Officer of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.02(d)(iii) and (iv) have been satisfied.

Section 2.03.       Termination. Unless otherwise mutually agreed upon in writing by the Company and the Purchaser, if the Closing does not occur on or prior to October 10, 2018, this Agreement shall automatically terminate and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination; provided, that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination.

Article 3
Representations and Warranties

Section 3.01.       Representations and Warranties of the Company. Except (i) for any item disclosed to the Purchaser in the disclosure letter attached to this Agreement (the “Disclosure Letter”) or in writing prior to the date hereof, in each case to the extent specifically qualifying any representation or warranty herein, or (ii) as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

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(a)        Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

(b)        Capitalization. The authorized share capital of the Company consists of 100,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of September 21, 2018, there were (i) 37,834,871 shares of Company Common Stock issued, 34,397,288 shares of Company Common Stock outstanding (including 131,697 shares of restricted Company Common Stock), and no shares of Preferred Stock issued and outstanding, (ii) options to purchase an aggregate of 206,759 shares of Company Common Stock issued and outstanding (with a weighted average exercise price of $17.71), (iii) 1,336,015 shares of Company Common Stock underlying the Company’s restricted stock unit awards, including 310,519 performance-linked restricted stock units, assuming 100% vesting, excluding 155,753 restricted stock units vested but not settled, and (iv) 3,209,602 shares of Company Common Stock were available for grant under the Company’s employee or director employment, compensation and/or benefit plans, programs, policies, agreements or other arrangements. Since January 1, 2018, (i) the Company has only issued options, restricted stock units, deferred stock unit awards or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were shares of Company Common Stock pursuant to outstanding options, restricted stock units, deferred stock unit awards and other rights to purchase shares of Company Common Stock. All outstanding shares of Voting Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Notes and the Indenture and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock or any securities convertible into or exercisable or exchangeable for such capital stock. Except for the Registration Rights Agreement dated as of October 25, 2006 among the Company and certain stockholders named therein (the “Registration Rights Agreement”), there are no stockholders agreements, voting agreements, right of first offer or other similar agreements or understandings with respect to the Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(c)        Authorization. The execution, delivery and performance of this Agreement, the Indenture, the Notes and each Issuer Agreement (the “Transaction Documents”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”), have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). At the Closing, the Indenture will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Pursuant to resolutions previously provided to the Purchaser, Rule 16b-3 Approval has been obtained for the transactions contemplated by the Transaction Documents (including the acquisition of the Notes, any disposition of such Notes upon the conversion thereof, any acquisition of Company Common Stock upon conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions related thereto) for the express purpose of exempting from Section 16(b) of the Exchange Act all Transactions with any member of the Orogen Group that is a “director by deputization” as well as any such Transactions with any Orogen Affiliated Director if and to the extent any such Transactions may be deemed to occur indirectly with such Orogen Affiliated Director.

(d)        General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

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(e)        Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available and has reserved for issuance the maximum number of shares (including make-whole shares) of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement). The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized and reserved for issuance, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(f)        Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Documents, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) the Credit Agreement, dated as of November 21, 2017, by and among the Company, its Subsidiaries party thereto and the lenders party thereto, as amended, or any other mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its Subsidiaries, (iii) any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any of its Subsidiaries is a party and was filed or was required to be filed with the Company Reports or (iv) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially affect the Company’s ability to comply with its obligations under the Indenture, the Notes or this Agreement. The Company has filed a Shares Outstanding Change Form and/or Listing of Additional Shares Notification Form with the NASDAQ with respect to the shares of Company Common Stock issuable upon conversion of the Notes. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes or (B) any required filings pursuant to the Exchange Act or the rules of the SEC or the NASDAQ, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article 5), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and would not materially affect the Company’s ability to comply with its obligations under the Indenture, the Notes or this Agreement. No vote or approval of the Company’s stockholders is or will be required under NASDAQ rules with respect to the issuance of Company Common Stock contemplated hereunder or under the Notes.

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(g)        Reports; Financial Statements.

(i)        The Company has filed or furnished with the SEC, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2017, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended June 30, 2018, March 31, 2018 and September 30, 2017, (C) its definitive proxy statement relating to the annual meeting of the stockholders of the Company held in 2018 and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2017 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(ii)       Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.

(iii)      The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. With respect to each Company Report that is a report on Form 10-K or Form 10-Q (or an amendment thereto), the Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

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(h)        Absence of Certain Changes. Since January 1, 2018, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(i)        No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since January 1, 2018 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)        Compliance with Applicable Law.

(i)        Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, and none of the Company or any of its Subsidiaries has received any written notice from any Governmental Entity of a violation of any such law, statute, order, rule, regulation, policy or guideline, other than such non-compliance, defaults, violations or notices that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

(ii)       None of the Company or its Subsidiaries has violated or committed any act or made any payment in violation of, or that requires disclosure under, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption law. None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, partners, members, managers or employees has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office). No action, suit, investigation or other proceeding involving the Company or any of its agents with respect to the FCPA or any other applicable anti-corruption law is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries have instituted and currently maintain policies and procedures (including monitoring and training processes and programs) designed to comply with such laws in all material respects.

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(k)        Legal Proceedings and Liabilities. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l)         Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

(m)        Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)        the Company and each of its Subsidiaries have timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries have paid (or have had paid on their behalf) to the appropriate Governmental Entity all Taxes that are shown as being required to be paid by them on such Tax Returns, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP;

(ii)       there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established;

(iii)      the Company and its Subsidiaries have (A) withheld and paid when due to the applicable Governmental Entity all Taxes required to have been withheld under applicable law, (B) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entity and (C) complied with all information reporting and backup withholding provisions of applicable law;

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(iv)        the Company and each of its Subsidiaries has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Section 6662 of the Internal Revenue Code of 1986;

(v)       neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country, other than the country in which it is organized;

(vi)      neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently effective;

(vii)     there are no liens for Taxes upon the assets of any of the Company and its Subsidiaries, other than liens for Taxes not yet due and payable;

(viii)    neither the Company nor any of its Subsidiaries has received from any Governmental Entity in a jurisdiction where the Company or its Subsidiary has not filed any Tax Returns any written claim that the Company or such Subsidiary is subject to taxation by that jurisdiction; and

(ix)       neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4(b).

(n)        No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to include in any Registration Statement filed pursuant to Article 5 any securities other than the Subject Securities or (ii) preemptive rights to subscribe for Notes or the Company Common Stock issuable upon conversion of the Notes, except in the case of the foregoing clause (i) for piggyback registration rights of certain persons under the Registration Rights Agreement.

(o)        Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

(p)        Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)        the Company or one of its Subsidiaries is the sole and exclusive owner of all Owned Intellectual Property, in each case, free and clear of any liens and encumbrances.

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(ii)       the Company and its Subsidiaries own or possess sufficient rights to use all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted. The conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person. To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company or its Subsidiaries in any Owned Intellectual Property.

(iii)       no claims, proceedings or legal actions are pending against, or to the Company’s knowledge, threatened in writing against, the Company or any of its Subsidiaries (A) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person or (B) challenging or seeking to deny, revoke or limit the Company’s or any of its Subsidiaries’ rights in any Intellectual Property.

(iv)      the IT Assets owned or used by the Company or any of its Subsidiaries operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their business as presently conducted. No Person has breached or gained unauthorized access to the IT Assets (or any information or data stored therein or transmitted thereby).

(v)       the Company and its Subsidiaries have at all times complied with (A) all applicable laws relating to privacy, data protection and the collection and use of Personal Information gathered or accessed in the course of the operations of the Company or any of its Subsidiaries and (B) all privacy policies established and published publicly by the Company or any of its Subsidiaries from time to time with respect to the foregoing. No claims have been asserted or threatened in writing against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such laws, regulations, rules, policies or procedures. As used in this Section 3.01(p)(v), “Personal Information” means any and all data and information concerning an identified natural person including name, address, telephone number, electronic mail address, social security number, bank account number and credit card number.

(vi)      the Company and its Subsidiaries have taken commercially reasonable actions necessary to enforce, maintain and protect the Owned Intellectual Property and their rights in the Licensed Intellectual Property, including any and all commercially reasonable actions necessary to protect any and all trade secrets.

(q)        Related Party Transactions. Since January 1, 2018, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the Company Reports.

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(r)        Antitakeover Devices. The Company does not have any outstanding shareholder purchase rights or “poison pill” or any similar plan or arrangement in effect. Assuming the accuracy of Purchaser’s representations and warranties in Section 3.02(f), the Company has taken all actions necessary to exempt the Orogen Group, the Transaction Documents and the Transactions (including, for the avoidance of doubt, the acquisition of any additional securities of the Company to the extent permitted by Section 4.03(a)) from the restrictions on business combinations of Section 203 of the DGCL. Except for Section 203 of the DGCL, there is no control share acquisition, business combination or other anti-takeover provision under the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or the laws, statutes, orders, rules, regulations, policies or guidelines of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, that is or could become applicable to the Orogen Group as a result of the Transactions.

(s)        No Additional Representations.

(i)        The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.

(ii)       The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchaser pursuant to this Agreement.

(iii)      Notwithstanding the foregoing, nothing in this Section 3.01(s) shall be deemed to limit the Company’s or its Affiliates’ rights or remedies with respect to fraud.

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Section 3.02.       Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)        Organization; Ownership. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b)        Authorization; Sufficient Funds; No Conflicts.

(i)        The Purchaser has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary limited liability company action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii)       At and immediately prior to the Closing, the Purchaser will have cash and equity capital commitments in excess of the Purchase Price.

(iii)      The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions to which it is a party and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which the Purchaser is a party.

(c)        Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except for (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, (B) any required filings pursuant to the Exchange Act or the rules of the SEC and (C) any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.

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(d)        Securities Act Representations.

(i)        The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the offering and sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii)       Neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities.

(iii)      Except as disclosed in writing by the Purchaser to the Company prior to the entry into this Agreement, neither the Purchaser, nor any person who through the Purchaser Beneficially Owns shares of Company Common Stock, nor any Orogen Affiliated Directors, has been or is subject to any disqualification event described in Rule 506(d) of Regulation D under the Securities Act (a “Disqualification Event”) during the time periods specified in Rule 506(d) of Regulation D under the Securities Act. The Purchaser agrees to provide the Company with prompt written notice of the occurrence of any Disqualification Event with respect to the Purchaser, any such Beneficial Owner or any such Orogen Affiliated Directors.

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(e)        Brokers and Finders. Neither the Purchaser nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f)        Ownership of Shares. None of the Purchaser or its Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Notes hereunder). Since June 1, 2018, none of the Purchaser or its Affiliates has engaged in any hedge, swap, short sale or derivative transactions involving the Company Common Stock or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, any shares of Company Common Stock, or encouraged, directed or been aware of any such activities by Orogen Group LLC, Atairos or any of their respective portfolio companies.

(g)        Compliance with Applicable Law. Except as disclosed in writing by the Purchaser to the Company prior to entry into this Agreement, the Purchaser has complied with, and is not in default or violation of, any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to the Purchaser, except for such failures to comply, defaults or violations that would not reasonably be expected to adversely affect or delay the consummation of the Transactions by the Purchaser.

(h)        No Additional Representations.

(i)        The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

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(ii)       The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (A) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company, and (B) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

(iii)      Notwithstanding the foregoing, nothing in this Section 3.02(h) shall be deemed to limit the Purchaser’s or its Affiliates’ rights or remedies with respect to fraud.

Article 4
Additional Agreements

Section 4.01.       Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

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Section 4.02.       Restricted Period.

(a)        During the Restricted Period, notwithstanding any rights provided in Article 5, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, encumbrance, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes or enter into a transaction which would have the same effect or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any ownership of, or interests in, the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes, whether any such aforementioned transaction is to be settled by delivery of shares of Company Common Stock or other securities, in cash or otherwise (such actions in clauses (x) and (y), “Prohibited Transfers”), other than, in the case of clause (x), Permitted Transfers. “Permitted Transfers” shall mean any (i) transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and a duly completed and executed applicable IRS Form, (ii) transfer to the Company or any of its Subsidiaries (including for the avoidance of doubt, any conversion of Notes into Company Common Stock), (iii) transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) transfer with the prior written consent of the Company, (v) tender of any Company Common Stock into a Third Party Tender/Exchange Offer, as defined below (and any related conversion of Notes to the extent required to effect such Third Party Tender/Exchange Offer), and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer) or (vi) distribution in kind to the Purchaser’s or its Affiliates’ limited or other partners, members or other equityholders in connection with the winding up or dissolution of the Purchaser or any of its Affiliates, so long as, in the event of any such distribution to Comcast or any of its Subsidiaries, each such Person executes and delivers to the Company a Joinder becoming a Purchaser to this Agreement and a duly completed and executed applicable IRS Form. “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control and the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or does not publicly recommend against such offer in a Schedule 14D-9 under the Exchange Act within ten (10) Business Days after the public announcement of such offer. Following the Restricted Period, the Purchaser shall not transfer any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of the Notes to any of its Affiliates that did not execute and deliver to the Company a Joinder becoming a Purchaser party to this Agreement or did not deliver to the Company a duly completed and executed applicable IRS Form. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio. Notwithstanding the foregoing, the Purchaser (or a controlled Affiliate of the Purchaser) shall be permitted to mortgage, hypothecate, and/or pledge the Notes and/or the shares of Company Common Stock issuable or issued upon conversion of the Notes in respect of any bona fide financing arrangements of the Purchaser or its controlled Affiliates, including one or more bona fide purpose (margin) or bona fide non-purpose loans (each such financing arrangement, a “Permitted Loan”). Any Permitted Loan entered into by the Purchaser or its controlled Affiliates shall be with one or more financial institutions and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Notes and/or shares of Company Common Stock (including shares of Company Common Stock received upon conversion of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Notes or the shares of Company Common Stock issuable or issued upon conversion of the Notes or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder (including, without limitation, the rights or benefits provided for in Section 4.06 and Section 4.07) except and to the extent for those expressly provided for in Article 5.

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(b)        Notwithstanding anything in this Agreement or elsewhere to the contrary, any sale of Notes or Company Common Stock pursuant to Article 5 shall be subject to any applicable limitations set forth in this Section 4.02 and Article 5, but shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the Orogen Affiliated Directors with respect to trading in the Company’s securities (other than as set forth in the definition of “Blackout Period”) and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Orogen Affiliated Directors shall not be violated by any such transfer pursuant to Article 5.

(c)        Notwithstanding anything in this Agreement to the contrary, the Restricted Period shall not apply to, and Purchaser shall be free, to the fullest extent permitted by law, to sell or transfer at any time, any shares of Company Common Stock issued as dividends on any shares of Company Common Stock.

Section 4.03.       Standstill.

(a)        Subject to Section 4.03(b), the Purchaser agrees that, during the Standstill Period, it shall not, and shall cause each of its Affiliates and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf (collectively and individually, the “Purchaser Affiliates”) not to, directly or indirectly, absent prior express written invitation or authorization by the Board of Directors, in each case with respect to the Company:

(i)        engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934 (as amended)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(ii)       knowingly encourage, advise or influence any other person or knowingly assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote any Voting Stock or in conducting any type of referendum, binding or non-binding, of holders of Voting Stock (other than any such encouragement, advice or influence that is (x) consistent with Company management’s recommendation in connection with such matter or (y) that is directed at any Purchaser Affiliate with respect to Voting Stock now or hereafter owned by such Purchaser Affiliate);

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(iii)       form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Stock, other than solely with other Purchaser Affiliates with respect to Voting Stock now or hereafter owned by them;

(iv)      acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Stock, or rights or options to acquire any Voting Stock if such acquisition would result in the Purchaser and its Affiliates having Beneficial Ownership of more than 20% of the outstanding Company Common Stock;

(v)       make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Purchaser Affiliates from participating on the same basis as other stockholders of the Company in any such transaction that has been approved by the Board of Directors); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board of Directors that would reasonably be expected to require a public announcement regarding any of the types of matters set forth above in this paragraph;

(vi)      (A) seek, alone or in concert with others, election or appointment to, or representation on, the Board of Directors or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board of Directors, except as set forth in this Agreement, (B) seek, alone or in concert with others, the removal of any member of the Board of Directors other than the Purchaser Designee or (C) conduct a referendum of stockholders of the Company;

(vii)     make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(viii)    make any request for stock list materials or other books and records of the Company under Section 220 of the DGCL or other statutory or regulatory provisions providing for shareholder access to books and records;

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(ix)       make any public proposal with respect to (A) any change in the number or term of directors or the filling of any vacancies on the Board of Directors (except as contemplated in Section 4.07), (B) any material change in the capitalization of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) any waiver, amendment or modification to the Company’s certificate of incorporation or bylaws, or other actions which may impede the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(x)        institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this paragraph; provided, however, that for the avoidance of doubt the foregoing shall not prevent any Purchaser Affiliate from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or any other Person against a Purchaser Affiliate, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or the topics covered in the correspondence between the Company and the Purchaser Affiliates prior to the date hereof, or (D) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent the Purchaser Affiliates from responding to or complying with a validly issued legal process;

(xi)       enter into any negotiations, agreements or understandings with any Third Party to take any action that the Purchaser Affiliates are prohibited from taking pursuant to this Section 4.03; or

(xii)      make any request or submit any proposal, directly or indirectly, to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal.

(b)        The restrictions in Section 4.03(a) shall terminate automatically upon the earliest of (i) the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would directly or indirectly result in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Company Common Stock, 50% or more of the voting power of the outstanding Voting Stock or all or substantially all of the Company’s assets and (ii) the commencement of any tender or exchange offer (by a person other than the Purchaser or its Affiliates), which, if consummated, would constitute an Extraordinary Transaction that would directly or indirectly result in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Company Common Stock or 50% or more of the voting power of the outstanding Voting Stock, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer.

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(c)        Nothing in this Section 4.03 shall (i) prevent any Purchaser Affiliate from making (x) any public or private statement or announcement with respect to an Extraordinary Transaction that is publicly announced by the Company or a Third Party (and nothing in this Agreement shall prevent the Company from responding to such statements), (y) any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of discretionary acts by the Purchaser or any of its Affiliates) or (z) any confidential oral communication or proposal to management or the Board of Directors, (ii) prohibit or restrict any Orogen Affiliated Director from exercising his or her rights and fiduciary duties as a director of the Company or restrict his or her discussions solely among other members of the Board of Directors and/or management, advisors, representatives or agents of the Company or (iii) affect the Purchaser’s or the Purchaser Affiliates’ ability to hold the Notes or hold or vote any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes.

(d)        Notwithstanding anything in this Section 4.03 to the contrary, the prohibitions in this Section 4.03 shall immediately terminate without further force or effect and the Purchaser and the Purchaser Affiliates shall be released from compliance therewith if the Company (i) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within sixty (60) days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (ii) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within sixty (60) days or (iii) executes a general assignment for the benefit of creditors.

(e)        During the Standstill Period, with respect to any portfolio company of Atairos, Orogen Group LLC, the Purchaser or any of their respective Affiliates, Purchaser agrees that Purchaser and its Affiliates will not cause such portfolio company to take any action or engage in any conduct (x) not permitted to be taken by Purchaser or its Affiliates under the foregoing provisions of this Section 4.03 or (y) that would result in such portfolio company being a “group” with Purchaser with respect to any matters restricted by this Section 4.03.

Section 4.04.       Securities Laws. The Purchaser acknowledges and agrees that (a) as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available, (b) it is the responsibility of the Purchaser to determine the applicable resale restrictions and to comply with such restrictions in connection with any resale, and (c) the Company is required to file reports containing certain business and financial information with the SEC and may be required to file a copy of this Agreement with the SEC, pursuant to the reporting requirements of the Exchange Act. The Purchaser acknowledges that, except as provided in Article 5 with respect to shares of Company Common Stock and the Notes, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes or the shares of Company Common Stock that are issuable upon conversion of the Notes.

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Additionally, for so long as a holder of Notes or shares of Company Common Stock is subject to any transfer restrictions set forth in the Indenture or this Agreement, the Notes will bear a legend in accordance with Section 2.15(f) of the Indenture, and the certificates or book entry position representing such holder’s shares of Company Common Stock (as applicable) will bear or reflect a legend substantially similar to the following:

“This security is subject to restrictions on transfer set forth in an Investment Agreement, dated October 1, 2018 (as it may be amended from time to time), by and among the Company and certain other parties thereto, copies of which are publicly filed or on file with the secretary of the issuer.”

Section 4.05.       Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06.       Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion of the Notes. The Purchaser will promptly notify the Company if any such filing is required on the part of the Purchaser. The Company, the Purchaser and any other applicable Purchaser Affiliate will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes held by the Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchaser may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Promptly upon request by the Purchaser, the Company will use reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust laws in connection with the issuance of the shares of Company Common Stock and investment in the shares of Company Common Stock upon conversion of the Notes. The Company and Purchaser will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

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Section 4.07.       Board Seat.

(a)        The Company agrees to appoint Vikram S. Pandit to the Board of Directors as the initial Purchaser Designee effective as of the Closing by taking all necessary action to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual (in Class III of the Board of Directors for so long as the Board is classified). Notwithstanding the foregoing, the Purchaser shall not have a right to the election or appointment of any member to the Board of Directors from and after such time as the Orogen Common Share Number is less than 50% of the number of shares of Company Common Stock Beneficially Owned by the Purchaser and its Affiliates collectively immediately following the Closing (as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Company Common Stock, and including for this purpose any shares of Company Common Stock received upon the conversion of the Notes but excluding any shares of Company Common Stock paid as dividends on the shares of Company Common Stock) (the “Minimum Ownership Threshold”). If at any time the Orogen Common Share Number falls below the Minimum Ownership Threshold, then the Board of Directors may, in its sole discretion, request that any Purchaser Designee appointed or elected to the Board of Directors under this Section 4.07(a) or Section 4.07(b) below resign from the Board of Directors and any committees thereof, in which case the Purchaser Designee shall promptly deliver his or her written resignation to the Board of Directors (which shall provide for his immediate resignation).

(b)        Subject to the terms and conditions of this Section 4.07 and applicable law, for so long as the Orogen Common Share Number is equal to or greater than the Minimum Ownership Threshold, the Company shall include one nominee of the Purchaser as the Purchaser Designee in the Company’s slate of nominees for election as directors of the Company at the Company’s next meeting of stockholders following such appointment pursuant to Section 4.07(a), at which directors (in such class, if the Board is still then classified) are up for election, and thereafter at each of the Company’s meetings of stockholders or action by written consent at which directors (in such class, if the Board is still then classified) are to be elected, and to use its reasonable best efforts to cause the election of each such Purchaser Designee to the Board of Directors (for the avoidance of doubt, (i) the Company will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent and (ii) the Purchaser shall not have a right to have the Purchaser Designee nominated or elected to the Board of Directors from and after such time as the Orogen Common Share Number is less than the Minimum Ownership Threshold). For the avoidance of doubt, failure of the stockholders of the Company to elect any Purchaser Designee to the Board of Directors shall not affect the right of the Purchaser to nominate directors for election pursuant to this Section 4.07 in any future election of directors.

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(c)        Each Purchaser Designee shall (i) be acceptable to the Nominating Committee (it being understood and agreed that Vikram S. Pandit is acceptable and any Replacement Designees appointed in accordance with the procedures set forth in this Section 4.07(c) are acceptable to such Nominating Committee); provided that, in the event that Vikram S. Pandit is unable to serve as a director on the Board of Directors due to his death, incapacity or mental or physical disability, the Purchaser Designee shall be reasonably acceptable to the Nominating Committee acting in good faith, (ii) meet in all material respects all of the other requirements of a director of the Company described in Section 4.07(d) and (iii) not serve on the board of directors of any company set forth on Schedule 4.07(c) of the Disclosure Letter for so long as such individual is serving on the Board of Directors. Notwithstanding anything herein to the contrary, in the event that Vikram S. Pandit is no longer an employee of the Orogen Group or its Affiliates (other than by reason of his death, incapacity or mental or physical disability) and the Purchaser determines in good faith, based on circumstances at such time, that it is not appropriate for Mr. Pandit to serve as the Purchaser’s designee on the Board of Directors, the Purchaser shall have the right to appoint a replacement designee (the “Replacement Designee”, which Replacement Designee shall be deemed to be a Purchaser Designee for all purposes hereunder) on the Board of Directors, subject to the nominating and approval process set forth in clause (i) below:

(i)        The following nominating and approval process will apply with respect to the appointment of the Replacement Designee on the Board of Directors:

(A)      The Purchaser and the Nominating Committee will consult in good faith regarding the candidates proposed to be submitted by the Purchaser and the Nominating Committee’s views on criteria for suitable candidates for the Board of Directors, including attributes, qualifications and experience.

(B)       Based on the process described in paragraph (A) above and taking into account the Nominating Committee’s views, the Purchaser will in good faith propose to the Nominating Committee potential candidates (who may be insiders of the Purchaser and its Affiliates or outsiders) for inclusion on a slate of at least three candidates. The Nominating Committee will have the right to reasonably approve or reject each candidate’s inclusion on the slate. The Purchaser will continue to propose candidates until three candidates have been reasonably approved by the Nominating Committee for inclusion on the slate.

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(C)       Once the slate is so established, the Nominating Committee will approve the designee from such slate to be the Purchaser Designee in its sole discretion.

(D)       If in the future any of the Purchaser’s Replacement Designee needs to be replaced for any reason, the Purchaser and the Nominating Committee will again follow the nominating and approval process described in this Section 4.07(c)(i).

Subject to the terms and conditions of this Section 4.07, if a vacancy on the Board of Directors is created as a result of a Purchaser Designee’s death, resignation, disqualification or removal, in each case for whatever reason, or if the Purchaser desires to elect or nominate a different individual to replace any then-existing Purchaser Designee, then, at the request of the Purchaser, the Purchaser and the Company (acting through the Board of Directors) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practicable with a replacement Purchaser Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practicable be appointed to the Board of Directors to fill such vacancy and/or be elected or nominated as a Company nominee pursuant to this Section 4.07 (as applicable).

(d)        As a condition to any Purchaser Designee’s appointment to the Board of Directors and nomination for election as a director of the Company at the Company’s applicable annual meetings of stockholders (i) the Purchaser and each Purchaser Designee must in all material respects provide to the Company (A) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (B) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Purchaser, its Affiliates and the applicable Purchaser Designee, (ii) each Purchaser Designee must be qualified to serve as a director of the Company under the DGCL to the same extent as all other directors of the Company, (iii) each Purchaser Designee must not serve on the board of directors of any company set forth on Schedule 4.07(c) of the Disclosure Letter for so long as such individual is serving on the Board of Directors, and (iv) each Purchaser Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines and Code of Conduct and Ethics, in each case as currently in effect (the “Specified Guidelines”) with such changes thereto (or such successor policies) as are applicable to all other directors, as are adopted in good faith by the Board of Directors, and do not by their terms adversely and disproportionately impact any Purchaser Designee relative to all other directors and as are consistent with clause (e) below (for the avoidance of doubt, no Purchaser Designee shall be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations). The Company will make all information requests pursuant to this Section 4.07(d) in good faith in a timely manner that allows the Purchaser and each Purchaser Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Purchaser and each Purchaser Designee in connection with their efforts to provide the requested information.

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(e)        For so long as an Orogen Affiliated Director is on the Board of Directors, (i) to the extent that Purchaser and any of its Affiliates have established and are maintaining their own insider trading controls and procedures in compliance with applicable securities laws and certify the same to the Company, the Purchaser and such Affiliates shall be exempted from the application of the Company’s insider trading policies pursuant to the terms thereof, in each case, other than with respect to any Orogen Affiliated Director solely in his or her individual capacity, (ii) any share ownership requirement for any Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the Purchaser and/or its Affiliates, and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any Purchaser Designee (x) accepting an invitation to serve on another board of directors of a company which is not listed on Schedule 4.07(c) of the Disclosure Letter or failing to notify an officer or director of the Company prior to doing so, (y) receiving compensation from the Purchaser or any of its Affiliates, or (z) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board of Directors, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Agreement shall not apply to the extent inconsistent with this Agreement (but shall otherwise be applicable to the Purchaser Designee). If the Specified Guidelines are in good faith changed in a manner that results in a Purchaser Designee no longer satisfying the Specified Guidelines in all material respects, then (without limiting Purchaser’s right to select a different designee) the Purchaser agrees that it shall not designate such Purchaser Designee for nomination and election at the next meeting of stockholders of the Company at which the stockholders of the Company elect the Board of Directors.

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(f)        To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect (including, without limitation, the obligations and restrictions on the use or disclosure of Confidential Information as provided in Section 4.15 hereof), the Company agrees that any Orogen Affiliated Director, the Purchaser and any Purchaser Affiliate or any representative or portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, directly or indirectly, (i) invest in, carry on and conduct, whether as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, or otherwise, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries (other than the companies set forth on Schedule 4.07(c) of the Disclosure Letter; provided that the restriction in this parenthetical will not apply to Atairos, any of its portfolio companies or Comcast); and/or (ii) make investments in any kind of asset, business investment or property in which the Company or its Affiliates may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity (other than through an Orogen Affiliated Director solely as a result of their position on the Board of Directors) for both (x) the Covered Person outside of his or her capacity as a member of the Board of Directors and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to, or comes to the knowledge of, a Covered Person solely in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided that, in each such case, any corporate opportunity which a Covered Person is expressly offered or becomes aware of solely in his or her capacity as a member of the Board of Directors shall belong to the Company.

(g)        From time to time after the Closing Date, for so long as an Orogen Affiliated Director is on the Board of Directors, the Purchaser and the Company shall discuss in good faith service by the Orogen Affiliated Director on appropriate committees of the Board of Directors.

(h)        The Orogen Affiliated Director shall receive the same notices, information and reports as the other members of the Board of Directors and shall be bound by the same confidentiality restrictions as the other non-executive directors of the Company, with such exceptions as may be agreed from time to time between the Company and the Purchaser, and, notwithstanding anything to the contrary in such confidentiality restrictions, the Orogen Affiliated Director shall be entitled to provide to the Purchaser and the Purchaser Affiliates any and all notices, information and reports received by the Orogen Affiliated Director in his or her capacity as a director, subject to the terms of Section 4.15; provided that, except with the prior written consent of the Company, the Orogen Affiliated Director shall not disclose to the Purchaser or any Purchaser Affiliate any advice provided to the Company by in-house or outside legal counsel that the Company has advised the Orogen Affiliated Director is protected by the attorney-client privilege.

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(i)        The Orogen Affiliated Director shall have the same voting rights as the other members of the Board of Directors, and shall be entitled to the same retainer, equity compensation and other fees or compensation paid to the other non-executive directors of the Company for his or her service as a director, including any service on any committee of the Board of Directors, as well as reimbursement of reasonable travel and related out-of-pocket expenses for the Orogen Affiliated Director and for any Orogen Group employee where assisting in providing services requested by the Company; provided, that if requested by the Purchaser, any such fees or compensation referred to in this sentence shall be paid to Orogen Group LLC, in lieu of the Orogen Affiliated Director.

(j)         For the avoidance of doubt, notwithstanding anything in this Agreement or the Notes to the contrary, transferees of the Notes and/or the shares of Company Common Stock (other than in connection with Permitted Transfers to Affiliates of the Purchaser or Permitted Transfers to Comcast or any of its Subsidiaries in connection with the winding up or dissolution of the Purchaser or any of its Affiliates, in each case who sign a Joinder pursuant to Section 4.02(a)) shall not have any rights pursuant to this Section 4.07.

Section 4.08.       No Inconsistent Arrangements.

(a)        The Company agrees that, during the Standstill Period, neither it nor any of its Subsidiaries shall (i) issue or adopt any shareholder purchase rights or “poison pill” or any similar plan or arrangement or adopt any control share acquisition, business combination or other anti-takeover provision under its certificate of incorporation, bylaws or similar organizational documents, unless such rights, plan, arrangement or provision expressly permits the acquisition and ownership by the Orogen Group of the Notes, the shares of Company Common Stock issuable or issued upon conversion of the Notes and any additional securities of the Company acquired as permitted in Section 4.03, and any transfer thereof by the Orogen Group, in accordance with and as permitted by this Agreement; or (ii) enter into any agreement containing any provision pursuant to which the acquisition and ownership by the Orogen Group of the Notes, the shares of Company Common Stock issuable or issued upon conversion of the Notes or any additional securities of the Company acquired as permitted in Section 4.03, or any transfer thereof by the Orogen Group, in accordance with and as permitted by this Agreement, would require any consent or other action by any person under, conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, such agreement.

(b)        During the Standstill Period, (i) if any shareholder purchase rights or “poison pill” or any similar plan or arrangement of the Company or any of its Subsidiaries, or any control share acquisition, business combination or other anti-takeover provision under the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or the laws, statutes, orders, rules, regulations, policies or guidelines of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, shall become applicable to any member of the Orogen Group, the Company shall grant such approvals and take such other actions as are necessary and within its control so that the transactions contemplated or permitted by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on such transactions; and (ii) without limiting the foregoing, the Company shall not, and shall cause its Subsidiaries not to, grant any approvals or take any other actions under any such shareholder purchase rights or “poison pill” or any similar plan or arrangement, or any such control share acquisition, business combination or other anti-takeover provision, in each case so as to permit any Third Party to acquire Beneficial Ownership of more than 20% of the aggregate of the shares of the Company Common Stock outstanding at such time, unless the Company grants, or causes its Subsidiaries to grant, as applicable, such approvals and takes, or causes its Subsidiaries to take, as applicable, such other actions for the benefit of the Orogen Group at substantially the same time as, and on terms that are no less favorable to the Orogen Group than, such approvals and other actions are granted and taken for the benefit of such Third Party.

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Section 4.09.       Financing Cooperation. If requested by the Purchaser, the Company will provide the following cooperation in connection with the Purchaser obtaining any Permitted Loan: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in the form attached hereto as Exhibit C, with such changes thereto as are requested by such lender, and subject to the consent of the Company (which will not be unreasonably withheld or delayed), (ii) entering into customary triparty agreements with each lender and the Purchaser relating to the delivery of the Notes to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and (iii) such other cooperation and assistance as the Purchaser may reasonably request that will not unreasonably disrupt the operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on (x) the Purchaser delivering to the Company a copy of the loan agreement for the Permitted Loan to which the Issuer Agreement relates and (y) the Purchaser certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Purchaser has pledged the Notes and/or the underlying shares of Company Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under Article 5 are being assigned to the lenders under that Permitted Loan, (C) that an Event of Default (as contemplated by the Margin Loan Agreement as defined in the Issuer Agreement) constitutes the only circumstances under which the lenders under the Permitted Loan may foreclose on the Notes and/or the underlying shares of Company Common Stock and a Coverage Event or similar concept (as contemplated by the Margin Loan Agreement) constitutes circumstances under which the Purchaser may sell the Notes and/or the underlying shares of Company Common Stock in order to satisfy a margin call or repay a Permitted Loan, in each case to the extent necessary to satisfy a bona fide margin call on such Permitted Loan and that such provisions do not violate the terms of this Agreement and (D) the Purchaser acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. Purchaser acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser under this Agreement the Purchaser shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

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Section 4.10.       Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. In the case of deemed dividends, any such withholding tax may be withheld from subsequent payments on the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes). To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Section 4.11.       Section 16 Matters.

(a)        Stock Dividends. The Company shall not be permitted to declare or pay dividends on the shares of Company Common Stock or interest on the Notes to any member of the Orogen Group that are not exempt under Rule 16a-9 of the Exchange Act, unless the delivery and acquisition of such shares of Company Common Stock is Rule 16b-3 Approved for the express purpose of exempting any such acquisitions by any member of the Orogen Group that is a “director by deputization” and any such acquisitions that may be deemed to occur indirectly by an Orogen Affiliated Director. To the extent that such Rule 16b-3 Approval is not obtained at the time dividends on the shares of Company Common Stock are declared and determined by the Board of Directors to be payable in shares of Company Common Stock, the Company shall be required to declare and pay such dividends solely in cash.

(b)        Future Transactions. If the Company becomes a party to a consolidation, merger or other similar transaction, or if there is any event or circumstance that may result in the Purchaser, its Affiliates and/or any Orogen Affiliated Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any Orogen Affiliated Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (i) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Purchaser’s, its Affiliates’ and any Orogen Affiliated Director’s interests (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser, the Purchaser’s Affiliates, and/or any Orogen Affiliated Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Purchaser notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser’s, its Affiliates’ and any Orogen Affiliated Director’s (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder. If any Orogen Affiliated Director is granted any equity or equity-based awards by the Company in connection with his or her service on the Board of Directors (or any committee thereof), (a) the Board of Directors acknowledges that, immediately upon grant of such award, the Orogen Affiliated Director may assign all rights, title and interest in the shares of Company Common Stock underlying such award to any Orogen Affiliate and (b) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) will pre-approve the grant of such awards (and any such subsequent assignment thereof to any Orogen Affiliate) to be exempt to the maximum extent possible for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder or any other rule or regulation thereunder.

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Section 4.12.       D&O Indemnification / Insurance Priority Matters. Each Orogen Affiliated Director shall be eligible to enter into an indemnification agreement with the Company on terms that are no less favorable to such director than the most favorable indemnification agreement entered into by the Company with any of its other directors, from time to time. The Company acknowledges and agrees that any Orogen Affiliated Directors who are partners, members, employees, advisors or consultants of any member of the Orogen Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the Orogen Group (collectively, the “Orogen Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or indemnification agreement (including Section 5.05 hereof) or insurance policy to any Orogen Affiliated Director in his or her capacity as a director of the Company or any of its Subsidiaries (such that the obligations of the Company and each insurance company (under policies procured by the Company providing insurance) to such indemnitees in their capacities as directors are primary and any obligation of the Orogen Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws and any insurance policy of the Company as in effect from time to time and/or (ii) such other agreement (including Section 5.05 hereof), if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Orogen Indemnitors. No advancement or payment by the Orogen Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company or the applicable insurer in their capacities as directors shall affect the foregoing and the Orogen Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

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Section 4.13.       Transfers of Orogen Securities. Notwithstanding anything to the contrary herein, (a) the Purchaser hereby agrees that, without the Company’s prior written consent, the Purchaser and its Affiliates shall not transfer their respective interests in the Orogen Global Security (as defined in the Indenture) or the Orogen Securities (as defined in the Indenture) to any Third Party unless such Person receives such transferred interest in a Global Security other than the Orogen Global Security, or Physical Securities (as defined in the Indenture) other than the Orogen Securities, respectively, and (b) for the avoidance of doubt, if the Purchaser or any of its Affiliates transfers any interest in the Orogen Global Security or the Orogen Securities to any Affiliate of the Purchaser, such Affiliate shall continue to hold such transferred interest in the Orogen Global Security and not any other Global Security, or the Orogen Securities and not any other Physical Securities, respectively.

Section 4.14.       Information Rights. For so long as (a) the Orogen Group collectively Beneficially Owns any outstanding shares of Company Common Stock, upon the Purchaser’s request, the Company shall provide the Purchaser with quarterly and annual financial information following the end of each fiscal quarter and year consistent with the financial information required or that would be required to be included by the Company in an a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, respectively, filed with the SEC; and (b) the Purchaser has the right to nominate a director for election pursuant to Section 4.07 (whether or not the Purchaser has exercised such right or an Orogen Affiliated Director is on the Board of Directors), subject to the terms of Section 4.15, the Company shall provide the Purchaser such information and reports as the Purchaser may reasonably request; provided that, without limiting the Company’s obligations under Section 4.07(h), the Company may deny access to any advice provided to the Company by in-house or outside legal counsel that is protected by the attorney-client privilege.

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Section 4.15.       Confidentiality.

(a)        The Purchaser acknowledges that Confidential Information (as defined below) has been and may in the future be made available to it in connection with its investment in the Company, including pursuant to Section 4.07(h) and Section 4.14. The Purchaser agrees that it shall, and shall cause any person to whom Confidential Information is disclosed pursuant to clause (i) below (collectively, “Representatives”) to, keep the Confidential Information confidential and use the Confidential Information solely in connection with its investment in the Company. The Purchaser further acknowledges and agrees that such Confidential Information may be, or contain, material non-public information under applicable law and such information may not be used to purchase, sell or trade in Company Securities (other than as permitted by applicable law) or disclosed to any Affiliates or Third Parties, except as provided below. The Purchaser further acknowledges and agrees that it shall not disclose any Confidential Information to any person, except that Confidential Information may be disclosed (i) to any Purchaser Affiliate or any of the Purchaser’s or Purchaser Affiliates’ respective directors, officers, employees, agents, attorneys, advisors, accountants, or consultants who reasonably require access to such information in connection with the Purchaser’s investment in the Company, including to the extent related to the tax treatment and tax structure of the Transactions (and to Comcast as an investor in Atairos), who in each case have been informed of the confidential nature of the Confidential Information (provided that under no circumstances shall any Confidential Information be provided to any portfolio company of Atairos, Orogen Group LLC, the Purchaser or to any portfolio company of any of their respective Affiliates); (ii) in the event and to the extent that the Purchaser or any of its Representatives is required to disclose any Confidential Information by applicable law, legal process or other legal compulsion, whether or not in connection with any proceeding by or before a court of law or Governmental Entity (provided that the Purchaser shall (to the extent not prohibited by applicable law) give the Company prompt written notice of such requirement (and in any event prior to any disclosure of Confidential Information in connection therewith) so that the Company may seek an appropriate order or other remedy protecting such Confidential Information from disclosure or waive compliance with the terms of this Section 4.15 (and the Purchaser shall use reasonable efforts to cooperate with the Company to obtain such protective order or other remedy, at the Company’s expense)); (iii) to any person to whom the Purchaser in good faith is contemplating a transfer of any Notes or shares of Company Common Stock or in connection with any Permitted Loan; provided that such transfer or Permitted Loan would not be in violation of the provisions of this Agreement and such potential transferee or potential lender, custodian, trustee or agent is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions of this Section 4.15; or (iv) to any regulatory authority to which the Purchaser or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information. The Purchaser shall be responsible for any actions taken by any of its Representatives of the applicable provisions of this Section 4.15 as if the Purchaser had taken such actions.

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(b)        For purposes hereof, “Confidential Information” shall mean any information concerning the Company or any of its Subsidiaries or the business, products, markets, condition (financial or otherwise), operations, assets, liabilities, results of operations cash flows or prospects of the Company or any of its Subsidiaries (whether prepared by the Company or otherwise) that is furnished or has been furnished (regardless of the manner in which it is or has been furnished) by or on behalf of the Company to the Purchaser or any of its Representatives at any time (whether before, on or after the Closing Date) in connection with the Purchaser’s investment in the Company, including pursuant to Section 4.07(h) or Section 4.14, and all notes, analyses, compilations, forecasts, studies, emails or other documents (in whatever form maintained) prepared by the Purchaser or any of its Representatives that contain or reflect such information (in whole or in part); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its Representatives in violation of this Section 4.15, (ii) was within the Purchaser’s or its Representatives’ possession prior to it being furnished to the Purchaser or its Representatives by or on behalf of the Company; provided that the source of such information was not known by the Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, (iii) becomes available to the Purchaser or its Representatives on a non-confidential basis from a source other than the Company; provided that such source is not known by the Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (iv) does not involve projections or strategic plans of the Company and is independently developed by the Purchaser or its Representatives without reference to or the use of any Confidential Information.

(c)        Notwithstanding anything to the contrary contained herein, (i) nothing contained herein shall prevent or restrict (A) the Purchaser’s or its Representatives’ use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion of any claim against, or the defense of any claim by, the Company or any of its Subsidiaries, or (B) the Purchaser or its Representatives from communicating with their respective investors (including Atairos and Comcast) to the extent reasonably required to fulfill their informational and reporting obligations to such persons; provided that the recipients of such information are subject to a customary obligation to keep such information confidential, and (ii) if the provisions of Section 4.03(a) expire or terminate, neither this Section 4.15 nor any other provision hereof or of the Confidentiality Agreement shall restrict or prevent the Purchaser or its Affiliates from (A) with respect to any Confidential Information, beginning 180 days after such information was received, using such Confidential Information in connection with acquiring, or agreeing, proposing, seeking or offering to acquire, any securities or assets of the Company or any of its Subsidiaries pursuant to a tender offer, exchange offer, merger or other business combination transaction, or in connection with any of the other actions described in Section 4.03(a), or (B) publicly disclosing the history of discussions between the Purchaser and the Company to the extent reasonably necessary to comply with securities law disclosure obligations or other applicable law, regulation or securities or securities exchange rules, subject, solely in the case of disclosures not involving matters referred to in the immediately preceding clause (A), to prior written notice to the Company and consideration in good faith of the Company’s reasonable input on the content of such disclosures.

(d)        The Purchaser, on behalf of Orogen Group LLC, and the Company hereby agree that the Confidentiality Agreement shall terminate at the Closing without further force or effect, it being understood that this Section 4.15 shall apply to all Confidential Information provided prior to the date hereof, including the fact and substance of the discussions and negotiations between the parties.

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Section 4.16.       Reimbursement of Expenses. In the event that, pursuant to Article 13 of the Indenture, the Company withdraws or revokes any notice of redemption under the Indenture in respect of Orogen Securities (as defined in the Indenture) and the Orogen Affiliates had delivered a notice of conversion of Orogen Securities and subsequently rescinded the notice of conversion or conversion of Orogen Securities following receipt of any such notice of withdrawal or revocation of redemption, the Company shall reimburse the Orogen Affiliates who Beneficially Own such Orogen Securities, up to $300,000 in the aggregate, for (i) any filing fees and other reasonable out-of-pocket costs, fees and expenses for applications and filings under the HSR Act or any foreign antitrust requirements incurred in preparation for conversion of Orogen Securities in connection with the redemption that was contemplated by the withdrawn notice of redemption and (ii) all reasonable out-of-pocket costs, fees and expenses incurred by or on behalf of such holder in connection with such conversion contemplated by such conversion notice and any related offering for resale.

Section 4.17.       Preemptive Rights. (a) The Company shall give the Purchaser notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 20 days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 4.17(e) below, each Orogen Stockholder shall be entitled to purchase up to such Orogen Stockholder’s Pro Rata Share (as defined below) of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. “Pro Rata Share” means, with respect to an Orogen Stockholder, the fraction that results from dividing (1) such Orogen Stockholder’s Aggregate Ownership (immediately before giving effect to the issuance) of shares of Company Common Stock (as determined on a Common Equivalents basis) by (2) the Aggregate Ownership (immediately before giving effect to the issuance) of shares of Company Common Stock (as determined on a Common Equivalents basis) by all holders of Company Securities.

(b)        Each Orogen Stockholder who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within five Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Orogen Stockholder and shall constitute exercise by such Orogen Stockholder of its rights under this Section 4.17 and a binding agreement of such Orogen Stockholder to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice. If, at the termination of such five-Business-Day period, any Orogen Stockholder shall not have delivered an Exercise Notice to the Company, such Orogen Stockholder shall be deemed to have waived all of its rights under this Section 4.17 with respect to the purchase of such Company Securities.

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(c)       The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Orogen Stockholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. If the Company proposes to issue any such Company Securities after such 90-day (or 180-day) period, it shall again comply with the procedures set forth in this Section 4.17.

(d)        At the consummation of the issuance of such Company Securities, the Company shall issue certificates representing the Company Securities to be purchased by each Orogen Stockholder exercising preemptive rights pursuant to this Section 4.17 registered in the name of such Orogen Stockholder, against payment by such Orogen Stockholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(e)        Notwithstanding the foregoing, no Orogen Stockholder shall be entitled to purchase Company Securities as contemplated by this Section 4.17 in connection with issuances of Company Securities (i) to employees, contractors and other service providers of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted or upon settlement of equity awards pursuant to any such plans or arrangements), (ii) in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Company or any Subsidiary or (iii) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction. The Company shall not be obligated to consummate any proposed issuance of Company Securities, nor be liable to any Orogen Stockholder if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 4.17 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

Section 4.18.       NASDAQ Approval. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock issuable upon conversion of the Notes to be approved for listing on the NASDAQ, subject to official notice of issuance.

Section 4.19.       Authorized and Reserved Company Common Stock. For so long as any Notes are outstanding, the Company shall cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion requirements of all Notes then outstanding (giving effect to any adjustment to the Conversion Rate (as defined in the Indenture) pursuant to the Indenture), and shall reserve and keep available out of its authorized but unissued shares of Company Common Stock such number of shares thereof for issuance upon conversion of the Notes.

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Article 5
Registration Rights

Section 5.01.       Registration Statement.

(a)        The Company will prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act in each case as soon as practicable, and in any event not later than February 1, 2019 (the “Target Registration Date”), a shelf Registration Statement in order to provide for resales of any or all of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the Plan of Distribution. In addition, the Company will from time to time use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statements to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statements continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article 5 shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b)        Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.

(c)        Notwithstanding anything herein to the contrary, during such period of time from and after the Target Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, delivered no more than once in any twelve (12) consecutive month-period, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement available for no less than 60 days after its effective date. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities and the “plan of distribution” contained in such Registration Statement on Form S-1 shall cover such intended manner of disposition (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement); provided that the minimum amount of such Registrable Securities shall be $37,500,000. When the Company regains ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicably do so in accordance with Section 5.01(a).

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Section 5.02.       Registration Limitations and Obligations.

(a)        Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including post-effective amendments), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a Blackout Period, the Purchaser shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two (2) Business Days’ notice is not practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind the Purchaser to make any sale).

(b)        Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period, or the certificate described in the following sentence, if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address and contact information. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer or chief financial officer of the Company confirming that the conditions described in the definition of Blackout Period are met (but which certificate shall not specify the nature of the event causing such conditions to have been met or otherwise contain any material non-public information), which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including post-effective amendments, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Target Registration Date shall be considered a Blackout Period and subject to the limitations therein.

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(c)        At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell at least $37,500,000 of Registrable Securities held by such holder (provided that, if the Purchaser and its Affiliates do not own at least $37,500,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them pursuant to the Registration Statement (but such amount may not in any case be less than $12,500,000 of Registrable Securities)) then, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering (subject to Section 5.02(b)). In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates reasonable and customary marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The holder of Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriter(s) for each Underwritten Offering. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and the holder of the Registrable Securities participating in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering for the Registrable Securities sold by such holders. Without the consent of the applicable holder of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(d)        Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $37,500,000 of Registrable Securities held by such holders (provided that, if collectively the Purchaser and its Affiliates do not own at least $37,500,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them (for so long as they hold collectively at least $12,500,000 of Registrable Securities)).

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(e)        In connection with a distribution of Registrable Securities in which a holder of Registrable Securities is selling at least $75,000,000 of Registrable Securities, the Company shall, to the extent requested by managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 30 days) during which the Company may not offer, sell, grant any option to purchase or enter into any agreement to sell Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock) and any debt securities (in the case of an offering of debt securities) of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions so long as the amount of Company Common Stock issuable under this clause (ii) does not exceed 10% of the shares of Company Common Stock then outstanding.

Section 5.03.       Registration Procedures.

(a)        In connection with the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as contemplated by this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i)        subject to the provisions of Section 5.01(a), use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective and Available pursuant to the terms of this Article 5; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letters from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors, provided that the same is not disruptive to the business of the Company; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;

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(ii)       at or before any Registration Statement is declared or otherwise becomes effective, qualify the Indenture under the Trust Indenture Act of 1939, and appoint a new trustee under the Indenture to the extent such qualification requires the appointment of a new trustee thereunder;

(iii)      subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article 5;

(iv)      if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(v)       furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

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(vi)      use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii)     use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities, and a trustee for any Registrable Securities issued under an indenture, covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii)    as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state Governmental Entity for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;

(ix)       use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

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(x)        cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(xi)       prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii)      use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xiii)     agree with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

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(b)       The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c)        Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment. For the avoidance of doubt, and as set forth in Section 5.02(b), if any such event makes the Registration Statement not Available, such an event shall be deemed to start a Blackout Period and be subject to the limitations therein.

Section 5.04.       Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Article 5, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.

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Section 5.05.       Registration Indemnification.

(a)        The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, or any amendment or supplement thereto, or any omission (or alleged omission) of a material fact required to be stated in any such Registration Statement or necessary to make the statements therein not misleading, or arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except to the extent that such Losses arose out of, were caused by, resulted from or related to Selling Holder Information (as defined in Section 5.05(b) below) or such written information furnished by or on behalf of any such underwriter and relating to such underwriter for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto) and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any selling holder or underwriter expressly for use therein.

(b)        In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, or any amendment or supplement thereto, or any omission (or alleged omission) of a material fact required to be stated in any such Registration Statement or necessary to make the statements therein not misleading, or arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto (collectively, “Selling Holder Information”).

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(c)        Other than in connection with any action brought by any third party against any indemnified party (which shall be governed by the following paragraph (d) and not this paragraph (c)), any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been adversely prejudiced by such failure to provide such notice on a timely basis.

(d)        In any case in which any action is brought by any third party against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either which event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

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(e)        The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f)         If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g)        The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

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Section 5.06.       Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates or any lender for any Permitted Loan Beneficially Owns Notes or any Company Common Stock, including any shares of Company Common Stock issued or issuable upon conversion of the Notes, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Article 6
Miscellaneous

Section 6.01.       Survival of Representations and Warranties. Except for (i) the representations and warranties contained in clauses (a), (b), (c), (d) and (e) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely and (ii) the representations and warranties contained in clause (m) of Section 3.01, which shall survive until 90 days after expiration of the applicable statute of limitations, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)        If to the Purchaser, to:

Orogen Echo LLC
One Rockefeller Plaza
Suite 2416
New York, NY 10020
Attention: Shannon Bell
Email: bell@orogengroup.com

With a copy (which shall not constitute actual or constructive notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Louis Goldberg
Email: louis.goldberg@davispolk.com

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With a copy (which shall not constitute actual or constructive notice) to:

c/o Atairos Management, L.P.
620 Fifth Avenue
New York, NY 10020
Attention: David Caplan
Email: d.caplan@atairos.com

(b)        If to the Company, to:

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor
New York, New York 10017
Attention: Vishal Chhibbar, Chief Financial Officer
Email: vishal.chhibbar@exlservice.com

With a copy (which shall not constitute actual or constructive notice) to:

McGuireWoods LLP
1251 Avenue of the Americas, 20th Floor
New York, New York 10020
Attention: Stephen E. Older and Rakesh Gopalan
Email: solder@mcguirewoods.com and rgopalan@mcguirewoods.com or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally, (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03.       Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the surviving provisions of the Confidentiality Agreement and the other Transaction Documents, sets forth the entire agreement between the parties hereto with respect to the Transactions, and supersedes all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended, waived or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

59

Section 6.04.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05.       Public Announcements. The initial press release related to this Agreement and the Transactions shall be a joint press release to be agreed upon by the Company and Purchaser. Thereafter, either party may issue or make one or more press releases or public announcements related to this Agreement or the Transactions (in which case the other party shall (to the extent permitted by applicable law) have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication); provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 6.05. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 6.06.       Expenses. Promptly after receipt of a request from Purchaser (with reasonable backup), the Company will reimburse Purchaser for its out-of-pocket fees and expense incurred in connection with the agreements and transactions contemplated hereby, including legal, banker, accountant, consultant and such fees and expenses as well as any filing fees; provided that such reimbursement of fees and expenses shall not exceed $1,000,000 in the aggregate. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions.

Section 6.07.       Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchaser’s successors and assigns, and no other person; provided that neither the Company nor the Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided that (i) (A) any Affiliate of the Purchaser or (B) Comcast or any of its Subsidiaries, in each case who executes and delivers a Joinder pursuant to a Permitted Transfer of any Notes or shares of Company Common Stock pursuant to Section 4.02(a)(i) or (vi), respectively, shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, (ii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser, and (iii) the rights of a holder of Registrable Securities under Article 5 may be transferred but only together with Subject Securities (x) in a transfer of (1) Notes in an aggregate principal amount of at least $37,500,000 or (2) Company Common Stock or other Subject Securities (I) issued or issuable upon conversion of at least $37,500,000 in aggregate principal amount of Notes, or (II) having an aggregate market value at such time of at least $37,500,000, (y) to an Affiliate of the transferor that executes and delivers to the Company a Joinder (subject to Section 4.02(a)(i)), or (z) to a lender (or its securities affiliate) or collateral agent in connection with a Permitted Loan. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Stock are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article 5 to the extent transferable in accordance with this Section 6.07.

60

Section 6.08.       Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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(b)        EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09.       Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10.       Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement (including without limitation the Company’s obligation to nominate the Purchaser Designee pursuant to Section 4.07), the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11.       Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12.       Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto or of any Affiliate of a party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(Remainder of page intentionally left blank.)

62

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

ExlService Holdings, Inc.

By:	/s/ ROHIT KAPOOR
Name: Rohit Kapoor
Title: Vice Chairman and CEO

[Signature Page to Investment Agreement]

Orogen Echo LLC

By:	The Orogen Group LLC, as sole member

By:	/s/ VIKRAM S. PANDIT
Name: Vikram S. Pandit
Title: Chairman and CEO

[Signature Page to Investment Agreement]

EXHIBIT A

Form of Indenture

(See attached.)

ExlService Holdings, Inc.

and

Citibank, N.A.

as Trustee

INDENTURE

Dated as of October 4, 2018

3.50% CONVERTIBLE SENIOR NOTES DUE 2024

i

ii

iii

iv

Exhibit B-1B	Form of Common Stock Private Placement Legend
Exhibit B-2	Form of Legend for Global Security
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange

v

EXLSERVICE HOLDINGS, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of October 4, 2018

§ 310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.09
§ 311(a)	7.10
(b)	7.10
(c)	Not Applicable
§ 312(a)	2.05
(b)	14.02
(c)	14.02
§ 313(a)	7.11
(b)(1)	7.11
(b)(2)	7.11
(c)	7.11
(d)	7.11
§ 314(a)	4.03, 14.01, 14.04
(b)	Not Applicable
(c)(1)	14.03
(c)(2)	14.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	14.04
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.12
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	14.17

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of October 4, 2018, between ExlService Holdings, Inc., a Delaware corporation (the “Company,” as more fully set forth in Section 1.01), and Citibank, N.A. a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 3.50% Convertible Senior Notes due 2024 (the “Securities”).

Article 1
Definitions

Section 1.01.      Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.03(d), Section 4.03(e) and Section 6.02(b), as applicable.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.

“Bankruptcy Custodian” means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

2

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, which shall be: (i) determined on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one share of Common Stock. The Closing Sale Price shall be determined without reference to after-hours or extended market trading.

“Code” means the Internal Revenue Code of 1986.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means such successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Common Stock” means the common stock, par value $0.001 per share, of the Company at the date of this Indenture, subject to Section 10.11.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified under Section 10.01(b).

3

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 13.3333, subject to adjustment as provided in Article 10.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust – ExlService Holdings, Inc., or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by written notice to the Holders and the Company).

“Daily Conversion Value” means, for each Trading Day during the Observation Period, one-sixtieth (1/60th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 60.

“Daily Settlement Amount,” for each Trading Day during the Observation Period, shall consist of:

(a)       cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)       if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each Trading Day during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EXLS <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

4

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Ex Date” means the first date on which the Common Stock trades on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Final Determination” shall mean any final determination of liability in respect of a tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a “determination” as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD.

“Fundamental Change” shall be deemed to have occurred at such time as:

(a)       a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become the direct or indirect beneficial owner of more than 50% of (A) the Common Stock or (B) the voting power of the Company’s Common Equity;

(b)       the consummation of: (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of the Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)       the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

5

(d)        the Common Stock (or other common stock underlying the Securities) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if 100% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 10.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, then following completion of any related Make-Whole Conversion Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change, in each case, but for the proviso in the immediately preceding sentence, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” means October 1 and April 1 of each year, beginning on April 1, 2019.

“Investment Agreement” means the Investment Agreement, dated as of October 1, 2018 by and between ExlService Holdings, Inc. and Orogen Echo LLC.

“Issue Date” means October 4, 2018.

“Make-Whole Fundamental Change” means an event described in the definition of Fundamental Change set forth above after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph immediately following clause (d)), but without regard to the proviso set forth in clause (b) of such definition.

“Market Disruption Event” means, with respect to the Common Stock or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than a one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of the Common Stock or such other security or in any options contracts or futures contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

6

“Maturity Date” means October 1, 2024.

“Observation Period,” with respect to any Security surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to the 61st Scheduled Trading Day immediately preceding the Maturity Date, the 60 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a notice of redemption with respect to the Securities pursuant to Section 13.03 and prior to the relevant Redemption Date, the 60 consecutive Trading Days beginning on, and including, the 61st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after the 61st Scheduled Trading Day immediately preceding the Maturity Date, the 60 consecutive Trading Days beginning on, and including, the 61st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Controller, Director of Treasury, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary and any Vice President (whether or not designated by a word or words added before or after the title “Vice President”) of the Company.

“Officers’ Certificate” means a certificate signed by (i) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (ii) by the Controller, Director of Treasury, Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 14.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel, including counsel for the transferor or transferee, reasonably acceptable to the Trustee.

“Orogen Global Securities” means the Global Securities issued and authenticated on the Issue Date with an initial balance of $150,000,000 and identified by the CUSIP and ISIN numbers set forth in Section 2.13.

“Orogen Securities” means any Orogen Global Securities or any temporary Securities or Physical Securities issued in exchange for beneficial interests in an Orogen Global Security.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

7

“Physical Security” means permanent certificated Securities in registered non-global form issued in denominations of $1,000 principal amount and integral multiples in excess thereof.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or any other security) have the right to receive any cash, securities or other property or in which Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Stock Exchange” means The NASDAQ Global Select Market or, if the Common Stock (or any other security for which the Closing Sale Price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange or market on which the Common Stock (or such other security) is then listed.

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, and any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and, in each case, having direct responsibility for the administration of this Indenture.

“Restricted Global Security” means a Global Security that bears the Security Private Placement Legend.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule. Each of the Securities issued on the Issue Date that bear the Security Private Placement Legend shall be Restricted Securities as of the Issue Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on Relevant Stock Exchange. If the Common Stock is not listed on any U.S. national or regional securities exchange, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

8

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice (or deemed specified pursuant to this Indenture) related to any converted Securities (or portion thereof).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the shares, interests, participations or other equivalents (however designated) of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 as amended and in effect from time to time.

“Trading Day” means a day on which (i) trading in the Common Stock (or any other security for which a Closing Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (iii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means such successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

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“Unrestricted Global Security” means a Global Security that does not bear the Security Private Placement Legend.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

“Withdrawal Time” means the time the beneficial owners of the Orogen Securities are notified by the Company in writing of the Blackout Period (as defined in the Investment Agreement) and withdrawal of the redemption notice with respect to the Orogen Securities in accordance with the Investment Agreement.

Section 1.02.     Other Definitions.

Term	Defined in Section
“Applicable Price”	10.14(d)
“Authorized Officers”	14.01
“Cash Settlement”	10.02(a)
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution” “Combination Settlement”	10.06(c) 10.02(a)
“Common Stock Private Placement Legend”	2.17
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Distributed Property”	10.06(c)
“Effective Date”	10.14(a)
“Electronic Means”	14.01
“Event of Default”	6.01
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Securities”	2.01
“Instructions”	14.01
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Merger Event”	10.11
“Open Period”	13.01
“Participants”	2.15
“Paying Agent”	2.03
“Physical Settlement”	10.02(a)
“Redemption Date”	13.01
“Redemption Price”	13.01
“Reference Property”	10.11
“Registrar”	2.03

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“Repurchase Upon Fundamental Change”	3.01(a)
“Resale Restriction Termination Date”	2.17
“Securities”	Preamble
“Security Private Placement Legend” “Settlement Amount” “Settlement Notice”	2.17 10.02(a)(iv) 10.02(a)(iii)
“Spin-Off”	10.06(c)
“Trigger Event”	10.06(c)
“Valuation Period”	10.06(c)

Section 1.03.       Rules of Construction. Unless the context otherwise requires:

(i)       a term has the meaning assigned to it;

(ii)       an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii)       “or” is not exclusive;

(iv)       “including” means “including without limitation;”

(v)       words in the singular include the plural and in the plural include the singular;

(vi)       provisions apply to successive events and transactions;

(vii)       the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(viii)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(ix)       references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

(x)       any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

Section 1.04.       Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

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“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.05.       References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest, as the case may be, in those provisions hereof where such express mention is not made.

Article 2
The Securities

Section 2.01.       Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form acceptable to the Company. Each Security shall be dated the date of its authentication.

So long as the Securities, or portion thereof, are eligible for book-entry settlement with the Depository, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depository or the nominee of the Depository (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures. Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive Physical Securities and will not be considered Holders of such Global Security.

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Any Global Securities shall represent such of the outstanding principal amount of Securities as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, cancellations, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) shall be made to the Depository in immediately available funds.

Section 2.02.       Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $150,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.

The Company may not, without the consent of Holders of 100% in aggregate principal amount of the outstanding Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future (except for Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.10, 2.15, 2.16, 2.17, 3.01(h) and 10.02(f)).

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b), when sold pursuant to Rule 144 under the Securities Act or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

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If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03.       Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, in the continental United States, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall use reasonable best efforts to enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture, if any. Such agency agreement, if any, shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain an entity other than the Trustee as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04.       Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default.

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Section 2.05.       Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee at least five Business Days before each April 1 and October 1 and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 2.06.       Transfer and Exchange. Subject to Section 2.15 and Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice or notice of redemption pursuant to Article 11 has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price or the Redemption Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice or notice of redemption.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer.

Section 2.07.       Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

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Section 2.08.       Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds, as of 10:00 a.m. New York City time on a Fundamental Change Repurchase Date or a Redemption Date or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date or Redemption Date or the Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date or Redemption Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, then on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, Redemption Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest in accordance with this Indenture.

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding solely for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Section 2.09.       Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent with respect to this Indenture or the Securities, Securities owned by the Company or any of its Subsidiaries or Affiliates (other than Orogen Echo LLC or any of its Affiliates) shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right to so concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company (other than Orogen Echo LLC or any of its Affiliates) or an Affiliate of any such other obligor (other than Orogen Echo LLC or any of its Affiliates). In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. The Company shall furnish to the Trustee an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. For the avoidance of doubt and notwithstanding Section 316(a)(1) of the TIA or anything herein to the contrary, no Orogen Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture, the Securities and any direction, waiver or consent with respect thereto.

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Section 2.10.       Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11.       Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.

Section 2.12.       Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall send to Holders and the Trustee a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full of such defaulted interest plus any interest thereon, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

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Section 2.13.       Cusip Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

On the Issue Date, the Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the Orogen Global Securities that are Restricted Global Securities shall be 302081AC8 and US302081AC81, respectively; the CUSIP and ISIN numbers for the Orogen Global Securities that are Unrestricted Global Securities shall be 302081AD6 and US302081AD64, respectively; the CUSIP and ISIN numbers for Restricted Global Securities other than Orogen Global Securities shall be 302081AA2 and US302081AA26, respectively; and the CUSIP and ISIN numbers for Unrestricted Global Securities other than Orogen Global Securities shall be 302081AB0 and US302081AB09, respectively.

Section 2.14.       Deposit of Moneys. Prior to 10:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date or Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date or Redemption Date, as the case may be.

If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date or Redemption Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date or Redemption Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

Section 2.15.       Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depository, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depository, its successors or their respective nominees, as the case may be, and (iii) bear the legends that such Global Securities are required to bear under Section 2.17.

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Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository (or its nominee) may be treated by the Company, the Trustee, a Securities Agent and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever; provided, however, that each Orogen Global Security shall be subject to the rights under Section 9.02 and Section 13.01 of the beneficial owners of such Orogen Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Securities Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)       Except as otherwise set forth in this Section 2.15 or Section 2.16, transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depository, in exchange for its beneficial interest in the Global Securities if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Security, or the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner (via the Depository) of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar (via the Depository) will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

(c)       The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as, to the extent applicable, the other provisions of this Section 2.15(c) that follow:

(i)       Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security (or a Restricted Global Security with the same CUSIP number) in accordance with the transfer restrictions set forth in the Security Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Security (or an Unrestricted Global Security with the same CUSIP number). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (i).

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(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of a beneficial interest in a Global Security that are not addressed by Section 2.15(c)(i), there must be delivered (A) such instruction or order from a Participant or an Indirect Participant to the Depository, as may be required by the Applicable Procedures, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in a Global Security contained in this Indenture, the Trustee shall adjust the principal amount of the Global Securities pursuant to Section 2.15(d).

(iii)       Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit E; or

(B)       if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D;

and, in each such case set forth in this clause (iii) (other than an exchange or transfer pursuant to an effective registration statement of the Company or Rule 144 under the Securities Act), if the Registrar or Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that no registration under the Securities Act is required in connection with such exchange or transfer of beneficial interests to the relevant Person or in connection with any re-sales of the beneficial interests in the Unrestricted Global Security that are beneficially owned by such Person on the date of such opinion.

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Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(iv)       Transfer and Exchange of Beneficial Interests in one Restricted Global Security for Beneficial Interests in another Restricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in a Restricted Global Security with a different CUSIP number or different legends or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP number or different legends if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in a Restricted Global Security with a different CUSIP number or different legends, a certificate from such Holder substantially in the form of Exhibit E; or

(B)       if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP number or different legends, a certificate from such holder in the form of Exhibit D.

Notwithstanding the foregoing or anything to the contrary provided herein, a holder of a beneficial interest in a Security that is not an Orogen Security may not exchange or transfer such beneficial interest for a beneficial interest in an Orogen Security.

(d)       At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(e)       In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

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(f)       Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall bear the same legend(s), if any, from Exhibit B-1A that are borne by the relevant Global Security, except to the extent the requirements of Section 2.15(c)(iii) or Section 2.15(c)(iv) are satisfied with respect to the removal or addition of any legend, mutatis mutandis for the fact that a Physical Security is being issued rather than a beneficial interest in a Global Security.

(g)       The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(h)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)       Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depository.

(j)       No service charge shall be made to or by a holder of a beneficial interest in a Global Security or to or by a Holder of a Physical Security for any registration of transfer or exchange.

(k)       All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall evidence the same debt of the Company and shall be entitled to the same benefits under this Indenture as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

(l)       Prior to due presentment for the registration of a transfer of any Security, the Trustee and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and, subject to Section 2.09, for all other purposes, and neither of the Trustee or the Company shall be affected by notice to the contrary.

(m)       Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

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(n)       At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Physical Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and send, the replacement Global Securities and Physical Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(o)        Neither the Trustee nor any Securities Agent shall have any responsibility or obligation to any beneficial owner of an interest in the Global Securities, an agent member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominees or of any Participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any Participant, agent member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. The rights of beneficial owners in any Global Securities shall be exercised only through the Depository, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its agent members and Participants and any beneficial owners of Global Securities.

Section 2.16.       Special Transfer Provisions. (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b)       Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee in writing otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and the Trustee and addressed to the Company to the effect that no registration under the Securities Act is required in connection with such transfer, exchange or replacement of such Securities in connection with any re-sales of such Securities on the date of such opinion, (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto or (iv) such Security has been sold pursuant to Rule 144 under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit D hereto.

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(c)       By its acceptance of any Security or any Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d)       The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option, surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

Section 2.17.       Restrictive Legends.

(a)       Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith (but, in any event, no later than the first anniversary of the Issue Date) and evidenced by an Officers’ Certificate (such date, the “Resale Restriction Termination Date”).

No transfer of any Restricted Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment has been checked.

Any Security (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, may, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Security Private Placement Legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on or after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Physical Security for exchange, the Company shall exchange a Physical Security with the Security Private Placement Legend for a Physical Security without the Security Private Placement Legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall surrender such Global Security for exchange in accordance with the applicable procedures of the Depositary; and any new Global Security exchanged therefor shall not bear the Security Private Placement Legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act. Upon notice of the Resale Restriction Termination Date, the Security Private Placement Legend shall be deemed removed from the Global Securities, with no further action required by the Company, the Trustee, or, if applicable, the Depositary; provided, however, that, if the mandatory exchange process of the Depositary is available therefor, the Company will use reasonable efforts to effect an exchange of every beneficial interest in each Restricted Security for beneficial interests in Global Securities that are not subject to the restrictions set forth in the Security Private Placement Legend.

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(b)       Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B unless (i) such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (ii) such Common Stock has been sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, (iii) such Common Stock has been issued upon conversion of a Security that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to Rule 144 under the Securities Act or any similar provision then in force or (iv) otherwise agreed by the Company in writing.

(c)       Each Global Security shall also bear the legend as set forth in Exhibit B-2.

Article 3
Repurchase

Section 3.01.       Repurchase at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof that is equal to $1,000 in principal amount or an integral multiples of $1,000 in excess thereof), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) Business Days, and no earlier than twenty (20) Business Days (or as such period may be extended pursuant to Section 3.01(j)), after the date the Fundamental Change Notice is sent in accordance with Section 3.01(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portion thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction of the following conditions:

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(i)       delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)       the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(B)       the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)       that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

(ii)       delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised, if such Securities are Physical Securities, or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the Applicable Procedures;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

If such Securities are held in book-entry form through the Depository, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the immediately succeeding paragraph shall comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase Price, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

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The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b)       On or before the 20th Business Day after the consummation of a Fundamental Change, the Company shall send, or cause to be sent, to all Holders of the Securities in accordance with Section 14.01 a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notice is delivered to the Holders. Each Fundamental Change Notice shall state:

(i)       the events causing the Fundamental Change;

(ii)       the date of the Fundamental Change;

(iii)       the Fundamental Change Repurchase Date;

(iv)       the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v)       the Fundamental Change Repurchase Price;

(vi)       the names and addresses of the Paying Agent and the Conversion Agent;

(vii)       the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)       that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

(ix)       that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

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(x)       that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, delivered in the same manner as the related Repurchase Notice was delivered and setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn (if such Securities are Physical Securities) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi)       the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii)       that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii)       the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall send such Fundamental Change Notice to the Holders in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c)       Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements.

(d)       The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon a Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall, promptly after delivering the Fundamental Change Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Fundamental Change Repurchase Price.

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(e)       Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such payments and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f)       Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g)       If any Security shall not be paid on the Fundamental Change Repurchase Date upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

(h)       Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

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(i)       Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j)       In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent required: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

Article 4
Covenants

Section 4.01.       Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid: (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account within the United States as specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar. With respect to principal payments, presentation and surrender of Securities is required prior to final payment.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

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Section 4.02.       Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to be maintained, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture (other than the type contemplated by Section 14.09(c)) may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States (and, notwithstanding the final sentence of this Section 4.02, shall initially be at such office until the Company notifies the Trustee otherwise).

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Section 4.03.       Annual Reports. (a) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). To the extent the TIA then applies to this Indenture, the Company shall comply with TIA §314(a). In addition, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)       Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

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(c)       The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports in accordance with this Section 4.03.

(d)       If, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date, the Company fails to file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of 0.50% per annum of the principal amount of the Securities outstanding for each day during the period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities. As used in this Section 4.03(d), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(e)       If, and for so long as, the Security Private Placement Legend has not been removed within ten (10) Business Days of the applicable Holder’s request, the Securities are assigned a restricted CUSIP number or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities) as of the 365th day after the Issue Date, then commencing five (5) Business Days after a Holder’s written notice of the same, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding until the Security Private Placement Legend has been removed, the Securities are assigned an unrestricted CUSIP number and the Securities are freely tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities.

(f)       Additional Interest will be payable in arrears on each Interest Payment Date following accrual thereof in the same manner as regular interest on the Securities.

(g)       The Additional Interest that is payable in accordance with Section 4.03(d) or Section 4.03(e) shall, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to 6.02(b). However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described in Section 4.03(d), together with any interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.03(a) pursuant to Section 6.02(b), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

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(h)       If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.04.       Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2018, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its performance of obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if a Default or Event of Default then exists, specifying such event, status and the remedial action proposed to be taken by the Company with respect to such Default or Event of Default.

Section 4.05.       Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.       Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

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Article 5
Successors

Section 5.01.       When Company May Merge, Etc. Subject to Section 5.02, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than one or more Wholly Owned Subsidiaries of the Company (it being understood that this Article 5 shall not apply to a sale, transfer, lease, conveyance or other disposition of property or assets between or among the Company and its Wholly Owned Subsidiaries)), whether in a single transaction or series of related transactions, unless (i)(x) the Company is the continuing Person or (y) such other Person is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, such other Person assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and following such transaction or series of related transactions the Reference Property does not include interests in an entity that is a partnership for U.S. federal income tax purposes and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Wholly Owned Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, to another Person.

The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.

Section 5.02.       Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Redemption Price due on a Redemption Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article 5, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5, except in the case of a lease, shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

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In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Article 6
Defaults and Remedies

Section 6.01.       Events of Default. An “Event of Default” occurs if:

(a)       the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on a Redemption Date, upon acceleration or otherwise;

(b)       the Company fails to pay an installment of interest on any Security when due, if the failure continues for thirty (30) days after the date when due;

(c)       the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto and such failure continues for a period of three (3) Business Days;

(d)       the Company fails to (i) comply with its obligations under Article 5 or (ii) issue a Fundamental Change Notice in accordance with Section 3.01(b) when due;

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(e)       the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(f)       (i) the Company fails to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $15,000,000 (or its foreign currency equivalent) and continuance of this failure to pay or (ii) there is a default on any indebtedness of the Company (other than indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $15,000,000 (or its foreign currency equivalent) without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in principal amount of outstanding Securities (provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured);

(g)       a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is rendered against the Company or any Subsidiary of the Company, which judgment is not discharged, paid, bonded, waived or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h)       the Company or any Significant Subsidiary, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(i)       commences a voluntary case,

(ii)       consents to the entry of an order for relief against it in an involuntary case,

(iii)       consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(iv)       makes a general assignment for the benefit of its creditors; or

(i)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)       is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding with respect to the Company or such Significant Subsidiary, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt,

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(ii)       appoints a Bankruptcy Custodian of the Company or any Significant Subsidiary for all or substantially all of the consolidated property of the Company or any Significant Subsidiary, as the case may be, or

(iii)       orders the winding up or liquidation of the Company or any Significant Subsidiary,

and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(i), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 6.02.       Acceleration. (a) Subject to Section 6.02(b), if applicable, if an Event of Default (excluding an Event of Default specified in Section 6.01(h) or Section 6.01(i)) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest on, all the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, 100% of the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived (or are waived concurrently with such rescission or annulment) and (iii) all amounts due to the Trustee under Section 7.06 have been paid. Upon any such rescission or annulment, the Events of Default that were the subject of such acceleration shall cease to exist and deemed to have been cured for every purpose. Notwithstanding anything to the contrary herein, no such rescission and/or annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Securities, (ii) a failure to repurchase any Securities when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Securities.

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(b)       Notwithstanding the foregoing, for the first 180 days immediately following an Event of Default relating to failure to comply with Section 4.03(a) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the Indenture) (which will be the 61st day after written notice is provided to the Company of the Default pursuant to the last paragraph of Section 6.01, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such Event of Default shall, at the Company’s election, be the accrual of Additional Interest on the Securities at a rate per year equal to (i) 0.25% of the outstanding principal amount of Securities for the first 90 days following the occurrence of such Event of Default and (ii) 0.50% of the outstanding principal amount of Securities for the next 90 days after the first 90 days following the occurrence of such Event of Default, in each case, payable in the same manner and at the same time as the stated interest payable on the Securities. Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 180th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On and after the 181st day immediately following an Event of Default relating to a failure to comply with Section 4.03(a), if the Company elected to pay Additional Interest pursuant to this Section 6.02(b) such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 181st day, the payment of the principal of the Securities may be accelerated by the Holders or the Trustee as provided above.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure to comply with the obligations under Section 4.03(a) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to this Indenture, if any), the Company shall notify all Holders and the Trustee and the Paying Agent of such election in writing prior to the Close of Business on the date that is one Business Day following the date on which such Event of Default occurs (which will be the 61st day after written notice is provided to the Company of the Default pursuant to the last paragraph of Section 6.01, unless such failure is cured or waived prior to such 61st day). If the Company fails to give timely notice of such election, the Securities will be immediately subject to acceleration as provided in Section 6.02(a).

In the event the Company does not elect to pay Additional Interest upon such Event of Default in accordance with this Section 6.02(b), the Securities will be subject to acceleration as provided in Section 6.02(a). This Section 6.02(b) does not affect the rights of Holders if any other Event of Default occurs under this Indenture.

Additional Interest shall be payable at the same time, in the same manner and to the same Persons as ordinary interest. Any Additional Interest that is payable in accordance with this Section 6.02(b) shall, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any Additional Interest that is payable pursuant to Section 4.03(d) and Section 4.03(e). However, in no event will the rate of any such Additional Interest payable pursuant to this Section 6.02(b), when taken together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described under Section 4.03(d), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

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(c)       If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 6.03.       Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant hereto or any rescission and annulment pursuant hereto or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04.       Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may on behalf of all Holders of Securities, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price or the Redemption Price, as the case may be, (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

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(i)       all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii)       the waiver would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Section 6.05.       Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06.       Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a)       such Holder previously shall have given the Trustee written notice of a continuing Event of Default;

(b)       the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)       such Holder or Holders shall have offered and if requested, provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d)       the Trustee shall have failed to comply with the request for sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction that is inconsistent with the request.

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A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). A Holder shall have the right to not enforce any right under this Indenture except in the manner herein.

Section 6.07.       Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price or the Redemption Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert a Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08.       Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Section 6.09.       Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.       Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.06;

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Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall send to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11.       Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.12.       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, a suit by a Holder or group of Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities, any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Security (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Security or any suit for the enforcement of the right to convert any Security, or receive the consideration due upon conversion, in accordance with the provisions of Article 10.

Article 7
Trustee

Section 7.01.       Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

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(b)       Except during the continuance of an Event of Default:

(i)       the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)       The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(ii)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)       Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01 and Section 7.02.

(e)       The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 7.02.       Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

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(b)       Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)       Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d)       The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)       The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or gross negligence.

(g)       Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(h)       The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

(i)       The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Securities Agent, agent, custodian and other Person employed to act hereunder.

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(j)       The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)       Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Securities Agent be liable under or in connection with this Indenture and the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Securities Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l)        No bond or surety shall be required of the Trustee with respect to performance of the Trustee’s duties and powers hereunder.

(m)      Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by this Indenture or the Securities.

(n)       Any discretion, permissive right, or privilege of the Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee hereunder.

(o)       Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of the Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(p)       Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible or have any duty to monitor the performance or action of the Company, or any of its directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or any incompleteness.

(q)       If any party fails to deliver notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.

Section 7.03.       Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

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Section 7.04.       Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or the recitals or representations contained herein or therein; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05.       Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which a Responsible Officer of the Trustee is deemed to have actual knowledge in accordance with Section 7.02(g), then the Trustee shall send to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06.       Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as shall be mutually agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own gross negligence or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust, the performance of its duties and/or the exercise of its rights hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own gross negligence or willful misconduct.

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To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07.       Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a)       the Trustee fails to comply with Section 7.09;

(b)       the Trustee is adjudged a bankrupt or an insolvent;

(c)       a receiver or other public officer takes charge of the Trustee or its property; or

(d)       the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

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Section 7.08.       Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Section 7.09.       Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (i) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) is subject to supervision or examination by federal or state authorities and (iii) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

Section 7.10.       Preferential Collection of Claims Against Company. To the extent the TIA then applies to the Indenture, the Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). To the extent the TIA then applies to the Indenture, a Trustee who has resigned or been removed shall be subject to §311(a) to the extent indicated.

Section 7.11.       Reports by Trustee to Holders. Within 60 days after each December 31, beginning with December 31, 2018, the Trustee shall send to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such date, in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also send all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.

Article 8
Discharge of Indenture

Section 8.01.       Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if: (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon conversion, Repurchase Upon Fundamental Change or redemption, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or, in the case of conversion, delivers to the Holders in accordance with Article 10 cash, Common Stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion, the Fundamental Change Repurchase Date or the Redemption Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 14.09, Section 14.14 and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

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Section 8.02.       Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 8.03.       Repayment to Company.

Subject to applicable escheatment laws, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04.       Reinstatement. If any money, Common Stock or other consideration cannot be applied in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent.

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Article 9
Amendments

Section 9.01.       Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(a)       to comply with Section 5.01 or Section 10.11;

(b)       to secure the obligations of the Company in respect of the Securities or add guarantees with respect to the Securities;

(c)       to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;

(d)       to comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

(e)       to add to the covenants or Events of Default of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f)       to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(g)       to irrevocably elect or eliminate one or more Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount;

(h)       to make any change that does not materially adversely affect the rights of any Holder;

(i)       to permit the conversion of the Securities into Reference Property in accordance with Section 10.11; or

(j)       to comply with the requirement of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

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Section 9.02.       With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Section 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)       change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b)       reduce the principal amount of any Security, or any interest on, any Security or alter or waive the provisions with respect to the redemption of such Security;

(c)       change the place or currency of payment of principal of, or any interest on, any Security;

(d)       impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Security or impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(e)       modify, in a manner adverse to Holders, the obligation of the Company pursuant to Section 3.01 to repurchase Securities upon the occurrence of a Fundamental Change;

(f)       adversely affect the right of Holders to convert Securities in accordance with Article 10;

(g)       reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities; or

(h)       modify the provisions of Article 9 that require each Holder’s consent or the waiver provisions of Section 6.04 with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Notwithstanding the foregoing or anything to the contrary, so long as any Orogen Securities are outstanding, without the consent of the Holders of 100% of the aggregate principal amount of the Orogen Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not modify any provision contained in this Indenture specifically and uniquely applicable to the Orogen Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the Orogen Securities.

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Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall send, or cause to be sent, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.       Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective (or until such earlier date as specified by the Company in connection with the solicitation of such consent), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective (or such earlier date specified by the Company in connection with the solicitation of such consent).

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture or the Securities shall be set forth in a supplemental indenture to this Indenture that complies with the TIA as then in effect, if the TIA is applicable to this Indenture.

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.04.       Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05.       Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon, in addition to the documents set forth in Section 14.03, an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters each stating that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject to customary exceptions).

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Section 9.06.       Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

Article 10
Conversion

Section 10.01.       Conversion Privilege. (a) Subject to the limitations of Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

(b)       To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, with appropriate notarization or signature guarantee, and deliver the completed Conversion Notice thereof to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.04 and (v) pay funds equal to interest payable on the next Interest Payment Date if so required by Section 10.02(d). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (iv) and (v) above and the Depository’s procedures for converting a beneficial interest in a Global Security. The Conversion Agent shall notify the Company of any conversion pursuant to this Section 10.01(b) on the Conversion Date for such conversion.

(c)       A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount in excess thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02.       Conversion Procedure and Payment Upon Conversion.

(a)       Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Physical Settlement”) or a combination of cash and Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

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(i)       All conversions for which the relevant Conversion Date occurs on or after the 61st Scheduled Trading Day immediately preceding the Maturity Date, and all conversions for which the relevant Conversion Date occurs after the Company’s issuance of a notice of redemption with respect to the Securities and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii)       The Company shall use the same Settlement Method for all conversions of Securities occurring on the same Conversion Date (except for any conversions described in the immediately preceding clause (i)), but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii)       If, in respect of any Conversion Date (or for all conversions in any period), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders (with a copy to the Trustee and Conversion Agent) no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date to which such Settlement Notice applies (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a notice of redemption and prior to the related Redemption Date, in such notice of redemption or (y) on or after the 61st Scheduled Trading Day immediately preceding the Maturity Date, no later than the 61st Scheduled Trading Day immediately preceding the Maturity Date). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence for a Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to conversions on such Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation on such Conversion Date, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Securities. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Securities in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000.

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(iv)       The cash, Common Stock or combination of cash and Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(A)       if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (provided that the Company shall deliver cash in lieu of any fractional shares as described in Section 10.03);

(B)       if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each Trading Day during the related Observation Period; and

(C)       if the Company elects (or is deemed to have elected pursuant to Section 10.02(a)(iii)) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each Trading Day during the related Observation Period.

(v)       The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock, and in any event within one (1) Business Day following the last day of the Observation Period, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)       Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). Prior to such time, a Holder receiving Common Stock upon conversion shall not be entitled to any rights relating to such Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. The Company will determine the Conversion Date and the last Trading Day of the relevant Observation Period, as applicable, in accordance with the requirements set forth herein and notify the Trustee and Conversion Agent of the same.

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(c)       In the case of any conversion of Securities, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the later of (i) the second Business Day immediately following the relevant Conversion Date (in the case of Physical Settlement) and (ii) the second Business Day immediately following the last Trading Day of the relevant Observation Period (in the case of Combination Settlement or Cash Settlement). If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee(s) or transferee(s), certificates or a book-entry transfer through the Depository for the full number of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)       Except to the extent otherwise provided in this Section 10.02(d), no payment or adjustment will be made for accrued interest on a converted Security, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. Upon a conversion of Securities into a combination of cash and Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date or (iii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 13.01, the Company has specified a Redemption Date that is after such Record Date but on or prior to the Business Day immediately following such Interest Payment Date.

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(e)       If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

(f)       Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03.       Cash in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon the conversion of a Security. Instead, the Company shall pay to converting Holders cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period (in the case of Combination Settlement) or the aggregate principal amount of the Securities, or specified portions thereof to the extent permitted hereby (in the case of Physical Settlement) so surrendered, and any fractional shares remaining after such computation shall be paid in cash.

Section 10.04.       Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, the Holder shall pay such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificate(s) representing the Common Stock being issued or delivered to the Holder or in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because shares of Common Stock are to be issued or delivered in a name other than such Holder’s name.

Section 10.05.       Company to Provide Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient for the conversion of all outstanding Securities into shares of Common Stock at any time (assuming, for such purposes, that (i) Physical Settlement will apply to all conversions of Securities, (ii) at the time of computation of such number of shares, all such Securities would be converted by a single Holder and (iii) the maximum Conversion Rate permitted by Section 10.14 is applicable to such conversion). The Company shall, from time to time and in accordance with Delaware law, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Securities into shares of Common Stock at any time.

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All Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed on the applicable Conversion Date.

Section 10.06.       Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events on or after the date of this Indenture:

(a)       In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, and the numerator shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution.

In case the Company shall effect a share split or share combination of the Common Stock, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

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where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)       If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than forty-five (45) days immediately following the date of such distribution, to purchase or subscribe for Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

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X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Common Stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

(c)       If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d), (iii) distributions of Reference Property in a transaction described in Section 10.11, (iv) rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by Section 10.13, and (v) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

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where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

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where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. Notwithstanding the foregoing, (x) in respect of any conversion during the Valuation Period for which Physical Settlement is applicable, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion during the Valuation Period for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. If the period from and including the Ex Date for the Spin-Off to and including the last Trading Day of the Observation Period in respect of any conversion of Securities is less than 10 Trading Days, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Securities, with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

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Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c), as the case may be. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c), as the case may be, was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), if any dividend or distribution to which this Section 10.06(c) is applicable also includes one or both of:

(A)       a dividend or distribution of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)       a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution” or “outstanding immediately after the Open of Business on the effective date of such share split or share combination,” as the case may be within the meaning of Section 10.06(a) or “outstanding immediately prior to the Open of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

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Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(d)       If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution); and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Any adjustment made under this Section 10.06(d) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

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Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

(e)       If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP'	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

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The increase to the Conversion Rate under this Section 10.06(e) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, (x) in respect of any conversion for which Physical Settlement is applicable during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

(f)       In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and the rules of the Relevant Stock Exchange, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty (20) Trading Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase, which notice will include the amount of the increase and the period during which the increase shall be in effect, to be sent to each Holder of Securities in accordance with Section 14.01, at least fifteen (15) days prior to the date on which such increase commences.

(g)       All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

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(h)       Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(i)       Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Holder converts a Security, Combination Settlement is applicable to such Security and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Security (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a), (b), (c), (d) and (e) of this Section 10.06 and (y) includes any shares of Common Stock that entitle their holder to participate in such event, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such event will not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j)       For purposes of this Section 10.06, “effective date” means the first date on which the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

(k)       For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 10.07.       No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i)       upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)       upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (or the issuance of any shares of Common Stock pursuant to any such options or other rights);

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(iii)       upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv)       for accrued and unpaid interest, if any;

(v)       repurchases of Common Stock that are not tender offers or exchange offers pursuant to Section 10.06(e), including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

(vi)       solely for a change in the par value of the Common Stock; or

(vii)       for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities, except as described in Section 10.06.

No adjustment in the Conversion Rate of less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) shall be made pursuant to Section 10.06(a) through Section 10.06(e); provided, however, that (i) the Company shall carry forward any adjustments that are not made as a result of the foregoing and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate)) (1) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (2) on (A) each Conversion Date (in the case of Physical Settlement) and (B) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement).

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a) or tender offers or exchange offers pursuant to Section 10.06(e)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

Section 10.08.       Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple Trading Days (including an Observation Period and the period for determining the Applicable Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

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Section 10.09.       Adjustments for Tax Purposes. Except as prohibited by law, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it considers to be advisable to avoid or diminish any income tax to any holders of Common Stock (or rights to purchase Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reason.

Section 10.10.       Notice of Adjustment and Certain Events. (a) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Trustee (and the Conversion Agent if other than the Trustee) an Officers’ Certificate describing in reasonable detail the adjustment and the method of calculation used and the Company shall promptly send to the Holders in accordance with Section 14.01 a notice of the adjustment setting forth the adjusted Conversion Rate and the calculation thereof. The certificate and notice shall be conclusive evidence of the correctness of such adjustment. In the absence of an Officers’ Certificate being filed with the Trustee (and the Conversion Agent if not the Trustee), the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

(b)       In case of any:

(i)       action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate in accordance with Section 10.06 or Section 10.13;

(ii)       Merger Event; or

(iii)       voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall at least ten days prior to the anticipated effective date of such transaction or event cause written notice thereof to be sent to the Trustee and the Holders in accordance with Section 14.01 Such notice shall also specify, as applicable, the date or expected date on which the holders of Common Stock shall be entitled to a distribution and the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

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Section 10.11.       Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If on or after the date of this Indenture the Company:

(a)       reclassifies the Common Stock (other than a change as a result of a subdivision or combination of Common Stock to which Section 10.06(a) applies);

(b)       is party to a consolidation, merger or binding share exchange; or

(c)       sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property or assets (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or, if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock) and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders of Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.

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The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon Conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the Common Stock. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not consummate any Merger Event unless its terms are consistent with this Section 10.11.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Common Stock (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture in accordance with this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.12.       Trustee’s Disclaimer. The Trustee and the Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor the Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor the Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10 or to monitor any Person’s compliance with this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

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Section 10.13.       Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that on or after the date of this Indenture the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Common Stock due upon conversion (if any), the rights described in such plan, unless the rights have separated from the Common Stock before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.14.       Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) (A) if such Make-Whole Fundamental Change does not also constitute a Fundamental Change, to, and including, the Close of Business on the date that is thirty (30) Business Days after the later of (i) such Effective Date and (ii) the date the Company sends to Holders the relevant notice of the Effective Date or (B) if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, and including, the Close of Business on the Fundamental Change Repurchase Date corresponding to such Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b)       As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date	$65.73	$70.00	$75.00	$80.00	$100.00	$112.50	$150.00	$200.00	$300.00	$400.00
October 4, 2018	1.8804	1.6390	1.4115	1.2295	0.7814	0.6281	0.3869	0.2361	0.0905	0.0179
October 1, 2019	1.8804	1.5260	1.2816	1.0871	0.6205	0.4742	0.2782	0.1716	0.0697	0.0179
October 1, 2020	1.8804	1.4473	1.1829	0.9720	0.4533	0.2981	0.1503	0.0942	0.0404	0.0136
October 1, 2021	1.8804	1.3721	1.0951	0.8804	0.3231	0.0892	0.0000	0.0000	0.0000	0.0000
October 1, 2022	1.8804	1.2607	0.9604	0.7480	0.2728	0.0772	0.0000	0.0000	0.0000	0.0000
October 1, 2023	1.8804	1.0949	0.7248	0.5053	0.1780	0.0541	0.0000	0.0000	0.0000	0.0000
October 1, 2024	1.8804	0.9524	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

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(i)       if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty-five (365) or three hundred and sixty-six (366) day year, as applicable;

(ii)       if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $400.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $65.73 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)       if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate; and

(iv)       each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13.

(c)       Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change the consideration for the Common Stock is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the second Business Day following the Conversion Date.

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(d)       As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transactions described in clause (b) of the definition of Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e)       The Company shall send to each Holder, in accordance with Section 14.01, written notice of the Effective Date of the Make-Whole Fundamental Change within ten (10) days after such Effective Date. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

(f)       For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(g)       Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

Article 11
Concerning the Holders

Section 11.01.       Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

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Section 11.02.       Proof of Execution by Holders. Subject to the provisions of Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Section 11.03.       Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price or Redemption Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

Article 12
Holders’ Meetings

Section 12.01.       Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

(a)       to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

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(b)       to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)       to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d)       to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Section 12.02.       Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be sent to the Company. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03.       Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by sending notice thereof as provided in Section 12.02.

Section 12.04.       Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.05.       Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

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The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 12.06.       Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07.       No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities. Nothing contained in this Article 12 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Securities are Global Securities.

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Article 13
REDEMPTION

Section 13.01.       Optional Redemption; Election to Redeem; Notice to Trustee. Prior to October 1, 2021, the Company may not redeem the Securities. On and after October 1, 2021, the Company may, at its option, redeem the Securities for cash, in whole but not in part, upon notice pursuant to Section 13.03, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Securities on such Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Securities), provided that the Closing Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive and including the Trading Day immediately prior to the date the redemption notice is delivered to Holders) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately prior to the date the redemption notice is delivered to Holders is equal to or exceeds 150% of the applicable Conversion Price on each applicable Trading Day; provided further that, in the case of a redemption of any Orogen Securities in whole or in part, the Company shall have on file with the SEC an effective shelf registration statement of the Company on Form S-3 (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Common Stock. In addition, to the extent such Orogen Securities constitute “Registrable Securities” under the Investment Agreement, if there is a “Blackout Period” (as defined in the Investment Agreement) covering any time during the period from and including the tenth (10th) Trading Day prior to the Redemption Date to and including the Trading Day immediately prior to the Redemption Date (the “Open Period”) then the Company shall, as promptly as practicable, notify the Trustee and the Holders of the Orogen Securities (and, in accordance with the Investment Agreement, the beneficial owners parties thereto of the Orogen Securities) that there is such a Blackout Period, and notwithstanding anything herein to the contrary, the notice of redemption shall automatically be deemed withdrawn with respect to the Orogen Securities (and the Company shall cause a notice of such withdrawal to be sent to the Holders of the Orogen Securities), and the Holders of the Orogen Securities shall have the right, upon notice to the Trustee and the Company delivered within three Business Days after the Withdrawal Time to rescind any Conversion Notice that is pending as of the Withdrawal Time and/or to rescind any conversion of Orogen Securities pursuant to Article 10 with respect to which the Settlement Amount has, as of the Withdrawal Time, not yet been delivered to such Holder or its designee.

Any redemption pursuant to this Section 13.01 shall be made pursuant to the provisions of this Article 13. The election of the Company to redeem the Securities pursuant to this Article 13 shall be evidenced by a Board Resolution. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction. As used herein, the “Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of this Article 13.

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No Securities may be redeemed by the Company pursuant to this Article 13 if the payment of the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded by the Holders, on or prior to the Redemption Date.

Section 13.02.       [Reserved].

Section 13.03.       Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid (or in accordance with the Applicable Procedures in the case of Global Securities), delivered not less than, as the case may be, 90 Scheduled Trading Days (with respect to any redemption of Orogen Securities) or less than 70 Scheduled Trading Days (with respect to any redemption of Securities other than Orogen Securities), and not more than 100 Scheduled Trading Days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed (with a copy to the Trustee), at its address appearing in the security register; provided, however, that the Company shall not deliver any notice of redemption to any Holder at any time when there exists any Default or Event of Default.

All notices of redemption shall identify the Securities (including CUSIP number(s)) to be redeemed and shall state:

(i)       the Redemption Date;

(ii)       the Redemption Price;

(iii)       that Holders have a right to convert the Securities called for redemption upon satisfaction of the requirements set forth in Section 10.02;

(iv)       the time at which the Holders’ right to convert the Securities called for redemption will expire, which will be the close of business on the Business Day immediately preceding the Redemption Date;

(v)       the Conversion Rate, any adjustments thereto, and the Settlement Method that shall apply during the redemption period;

(vi)       the procedures a Holder must follow to convert its Securities;

(vii)       that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

(viii)       the place or places where each such Security is to be surrendered for payment of the Redemption Price.

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Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request with 10 Business Days’ advance notice (unless a shorter period is agreed to by the Trustee), by the Trustee in the name and at the expense of the Company. Until and including the date that is 30 days prior to the Redemption Date, the Company may revoke, in whole, but not in part, any notice of redemption of Orogen Securities delivered under this Article 13.

Section 13.04.       Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company on at the Company’s request, or if then held by the Company, shall be discharged from such trust.

Section 13.05.       Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Article 14
Miscellaneous

Section 14.01.       Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a)       by hand (in which case such notice shall be effective upon delivery);

(b)       by facsimile or other electronic transmission (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

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(c)       by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address set forth in this Section 14.01; provided, however, that notices to the Trustee shall only be effective upon the Trustee’s actual receipt thereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be sent to the Holder at its address shown on the register kept by the Registrar. Any notice or communication to be delivered to a Holder of a Global Security shall be transmitted to the Depository in accordance with its Applicable Procedures. Failure to send or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends or transmits a notice or communication to Holders, it shall send a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to send a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also send a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor
New York, New York 10017

Attention: Vishal Chhibbar, Chief Financial Officer

Email: vishal.chhibbar@exlservice.com

With a copy to:

McGuireWoods LLP
1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Attention: Stephen E. Older and Rakesh Gopalan

Phone: (212) 548-2122

Email: solder@mcguirewoods.com and rgopalan@mcguirewoods.com

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The Trustee’s address is:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust - ExlService Holdings, Inc.

Email: danny1.lee@citi.com

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses (except to the extent attributable to the Trustee’s gross negligence, willful misconduct or bad faith) arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 14.02.       Communication by Holders with Other Holders. To the extent the TIA is then applicable: (A) The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c) and (B) Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities.

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Section 14.03.       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)       an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)       an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials or other representations or documents as to factual matters.

Section 14.04.       Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) which shall comply with the provisions of TIA § 314(e) and shall include:

(a)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.05.       Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 14.06.       Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Section 14.07.       Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

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Section 14.08.       Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.09.       Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(b)       consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 14.01 or at such other address of which the other party shall have been notified pursuant thereto;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)       agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f)       agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

(g)       irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture or the Securities.

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Section 14.10.       No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.11.       Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12.       Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 14.13.       Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.14.       Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the number of shares deliverable upon conversion, adjustments to the Conversion Price and the Conversion Rate, the Applicable Price, the Make-Whole Applicable Increase, the Daily VWAPs, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the Securities, the amount of conversion consideration deliverables in respect of any conversion and amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee (and the Conversion Agent if not the Trustee) as required hereunder, and, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Section 14.15.       No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 14.16.       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 14.17.       Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA after the Indenture is qualified under the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.18.       No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 14.19.       Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Securities Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.20.       Tax Treatment. Unless otherwise required pursuant to a Final Determination, the Company shall not treat the Securities as issued with “original issue discount” or as “contingent payment debt instruments” described under Treasury Regulation Section 1.1275-4.

Section 14.21.       Withholding. Notwithstanding anything herein to the contrary, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, as applicable, shall have the right to deduct and withhold from any payment or distribution made with respect to this Indenture and any Security (or the issuance of shares of Common Stock upon conversion of the Security) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable tax law (inclusive of rules, regulations and interpretations promulgated by competent authorities) without liability therefor. In the case of deemed dividends, any such withholding tax may be withheld from subsequent payments on the Securities (or the issuance of shares of Common Stock upon conversion of the Securities). To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes under this Security as having been paid to the Holder.

Section 14.22.       USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

EXLSERVICE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Indenture]

CITIBANK, N.A., as Trustee
By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INSERT security PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]

[THIS SECURITY IS AN OROGEN SECURITY WITHIN THE MEANING OF THE INDENTURE]1

[This security is subject to restrictions on transfer set forth in an Investment Agreement, dated October 1, 2018 (as it may be amended from time to time), by and among the Company and certain other parties thereto, copies of which are publicly filed or on file with the secretary of the issuer.]

EXLSERVICE HOLDINGS, INC.

Certificate No. _______

3.50% Convertible Senior Notes Due 2024 (the “Securities”)

CUSIP No. [___]*
ISIN No. [___]*

ExlService Holdings, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [_______]2 [Cede & Co.]3, or its registered assigns, the principal sum [of [___________] dollars ($[___________])]4 [as set forth in the “Schedule of Increases and Decreases in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed one hundred and fifty million dollars ($150,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depository]5, on October 1, 2024 (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

1 This is included for Orogen Securities.

*	Restricted Orogen Global Security CUSIP No. 302081AC8 and ISIN No. US302081AC81.

Unrestricted Orogen Global Security CUSIP No. 302081AD6 and ISIN No. US302081AD64.

Restricted Non-Orogen Global Security CUSIP No. 302081AA2 and ISIN No. US302081AA26.

Unrestricted Non-Orogen Global Security CUSIP No. 302081AB0 and ISIN No. US302081AB09.

2 This is included for Physical Securities.

3 This is included for Global Securities.

4 This is included for Physical Securities.

5 This is included for Global Securities.

A-1

Interest Payment Dates: April 1 and October 1 of each year, beginning April 1, 2019.

Record Dates: March 15 and September 15 of each year.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

A-2

IN WITNESS WHEREOF, ExlService Holdings, Inc. has caused this instrument to be duly signed.

EXLSERVICE HOLDINGS, INC.

By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to
in the within-mentioned Indenture.

CITIBANK, N.A.,

as Trustee

By:
Authorized Signatory

Dated: ________________

[Authentication Page for ExlService Holdings, Inc.’s 3.50% Convertible Senior Notes due 2024]

A-3

[FORM OF REVERSE OF SECURITY]

EXLSERVICE HOLDINGS, INC.

3.50% Convertible Senior Notes Due 2024

1.       Interest. ExlService Holdings, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on April 1 and October 1 of each year, with the first payment to be made on April 1, 2019. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, October 4, 2018, in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 4.03(d), Section 4.03(e) and Section 6.02(b) of the Indenture (as defined below) and any reference to “interest” shall be deemed to include any such Additional Interest.

2.       Maturity. The Securities will mature on the Maturity Date.

3.       Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price or Redemption Price, payable as herein provided on the Maturity Date, or on any Fundamental Change Repurchase Date or Redemption Date, as applicable.

4.       Paying Agent, Registrar, Conversion Agent. Initially, Citibank, N.A. (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5.       Indenture. The Company issued the Securities under an Indenture dated as of October 4, 2018 (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $150,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or wrongfully taken Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6.       Redemption. Prior to October 1, 2021, the Company may not redeem the Securities. On and after October 1, 2021, the Company may, at its option, redeem the Securities for cash, in whole but not in part, on the terms and subject to the provisions set forth in the Indenture. A sinking fund is not provided for the Securities.

A-4

7.       Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8.       Conversion. The Securities shall be convertible into cash, Common Stock or a combination of cash and Common Stock, at the Company’s election, as specified in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and/or Common Stock payable upon conversion in accordance with Article 10 of the Indenture.

9.       Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10.       Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

11.       Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and in other circumstances with consent of the Holders of 100% of the aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.

12.       Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

A-5

13.       Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14.       Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

15.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

16.       Ranking. The Securities shall be senior unsecured obligations of the Company and will rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Securities.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

Attention: Vishal Chhibbar, Chief Financial Officer

Email: vishal.chhibbar@exlservice.com

A-6

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar, or be notarized.

Signature Guarantee:

A-7

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	____	to ExlService Holdings, Inc. or any Subsidiary thereof; or

(2)	____	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”);

(3)	____	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(4)	____	pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (4) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written certifications and such other evidence or legal opinions required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee or Notarization:

A-8

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

☐ CHECK IF APPLICABLE:	The person in whose name the Common Stock will be issued is not (and has not been for the three months preceding the applicable Conversion Date) an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company, and the Common Stock will upon issuance be freely tradable by such person.

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed / notarized

by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

A-9

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

Certificate No. of Security: ___________
Principal Amount of this Security: $ ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed / notarized by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

A-10

SCHEDULE A6

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY

ExlService Holdings, Inc.
3.50% Convertible Senior Notes Due 2024

The initial principal amount of this Global Security is _______ DOLLARS ($_________). The following increases or decreases in this Global Security have been made:

Date of Increases and Decreases	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 This is included in Global Securities.

A-11

EXHIBIT B-1A

FORM OF SECURITIES PRIVATE PLACEMENT legend

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following “Security Private Placement Legend”:

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF EXLSERVICE HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)        TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A SECURITY PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED BY THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1A-1

EXHIBIT B-1B

FORM OF COMMON STOCK PRIVATE PLACEMENT LEGEND

Each share of Common Stock that constitutes a Restricted Security shall bear the following “Common Stock Private Placement Legend”:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF EXLSERVICE HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)        TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER TO A SECURITY THAT DOES NOT BEAR A COMMON STOCK PRIVATE PLACEMENT LEGEND IN ACCORDANCE WITH (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1B-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

Attention: Vishal Chhibbar, Chief Financial Officer

Email: vishal.chhibbar@exlservice.com

Citibank, N.A.
388 Greenwich Street
New York, New York 10013

Attention: Agency & Trust: ExlService Holdings, Inc.

Email: danny1.lee@citi.com

Re:       ExlService Holdings, Inc. (the “Company”) 3.50% Convertible Senior Notes Due 2024 (the “Securities”)

Ladies and Gentlemen:

Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities (CUSIP: _______) and ________ shares of the Company’s common stock, par value $0.001 per share, issuable on conversion of the Securities (“Common Stock”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-________).

Very truly yours,

(Name)

C-1

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

Citibank, N.A.
388 Greenwich Street
New York, New York 10013

Attention: Agency & Trust: ExlService Holdings, Inc.

Email: danny1.lee@citi.com

Re: 3.50% Convertible Senior Notes due 2024

Reference is hereby made to the Indenture, dated as of October 4, 2018 (the “Indenture”), among ExlService Holdings, Inc. (the “Company”) and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer [an interest in the Restricted Global Security][the Physical Security held in the name of __________] (CUSIP: ___________) in the principal amount of $___________ (the “Transfer”), to _______________ (the “Transferee”) [who will take an interest in the _______________ (CUSIP: ___________)]. In connection with the Transfer, the Transferor hereby certifies that:

[EITHER CHECK BOX 1 AND THE BOX IN THE APPLICABLE LETTERED PARAGRAPH UNDERNEATH, BOX 2, BOX 3 OR BOX 4]

1.       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY (OTHER THAN AN OROGEN GLOBAL SECURITY).

(a)       ☐ CHECK IF TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

(b)       ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.

D-1

(c)       ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.

2.       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY (OTHER THAN AN OROGEN GLOBAL SECURITY). The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. The Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.

3.       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS AN OROGEN GLOBAL SECURITY IN ACCORDANCE WITH THE INVESTMENT AGREEMENT. The Transfer is being effected pursuant to and in accordance with Sections 4.02 and 4.14 of the Investment Agreement to (i) a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to the Investment Agreement and the Confidentiality Agreement and a duly completed and executed applicable IRS Form or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 3 but not defined in the Indenture shall have the meanings ascribed to such terms in the Investment Agreement.

4.       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS AN OROGEN GLOBAL SECURITY IN ACCORDANCE WITH THE INVESTMENT AGREEMENT. The Transfer is being effected pursuant to and in accordance with Sections 4.02 and 4.14 of the Investment Agreement to (i) a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to the Investment Agreement and the Confidentiality Agreement and a duly completed and executed applicable IRS Form or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 4 but not defined in the Indenture shall have the meanings ascribed to such terms in the Investment Agreement.

D-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-3

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

Citibank, N.A.
388 Greenwich Street
New York, New York 10013

Attention: Agency & Trust: ExlService Holdings, Inc.

Email: danny1.lee@citi.com

Re: 3.50% Senior Convertible Notes due 2024

Reference is hereby made to the Indenture, dated as of October 4, 2018 (the “Indenture”), among ExlService Holdings, Inc. (the “Company”) and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange an interest in the Restricted Global Security (CUSIP: ___________) in the principal amount of $__________ for an interest in ___________ (CUSIP: _________) (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

[EITHER CHECK BOX 1, BOX 2 OR BOX 3]

1.       ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS AN OROGEN GLOBAL SECURITY.

In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is an Orogen Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS NOT AN OROGEN GLOBAL SECURITY.

In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is not an Orogen Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

E-1

3.       ☐ CHECK IF OWNER WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS NOT AN OROGEN GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Orogen Global Security for a beneficial interest in another Restricted Global Security that is not an Orogen Global Security in an equal principal amount, the Owner hereby certifies that such beneficial interest being acquired is for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

E-2

EXHIBIT B

Form of Joinder

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of October 1, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among ExlService Holdings, Inc., Orogen Echo LLC and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.

The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.07, 6.08 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of              ,      .

[●]

By:
Name:
Title:

Address:

Telephone:
Facsimile:
Email:

EXHIBIT C

Form of Issuer Agreement

(See attached.)

Form of Issuer Agreement

[Date]

[Name of Lender]
[Address]

Re:	Loan Agreement to be entered into by [Name of Borrower]

Ladies and Gentlemen:

This letter agreement is being entered into at the request of [Name of Borrower], a [•] (the “Borrower”), in connection with the Loan Agreement dated as of [•] between the Borrower and [Name of Lender], as [a] lender (including any agent acting therefor, the “Lender”)[, and the other parties thereto] (as amended and supplemented from time to time, and together with any applicable security agreement executed in connection therewith (as the same may be amended and supplemented from time to time), the “Margin Loan Agreement”, and the exercise of remedies by the Lender or other assignments, transfers or transactions with respect to the Pledged Convertible Notes or Pledged Common Stock (each as defined below) made in connection with an Event of Default or Coverage Event (each as defined in the Margin Loan Agreement) or as otherwise contemplated by the Margin Loan Agreement, collectively, the “Exercise of Remedies” and, together with the Margin Loan Agreement, the “Transactions”). For purposes of this letter agreement, “Closing Date” shall mean [Date]. Pursuant to the Margin Loan Agreement, the Lender is acquiring a first priority security interest in, inter alia, (x) 3.50% Convertible Senior Notes due 2024 (the “Convertible Notes” and, upon crediting of such Convertible Notes to the applicable Collateral Account, the “Pledged Convertible Notes”) of ExlService Holdings, Inc. (the “Issuer”) issued pursuant to an indenture (the “Indenture”) between the Issuer and Citibank, N.A., as trustee (the “Trustee”) and (y) certain shares of common stock of the Issuer that may be received upon conversion of the Convertible Notes from time to time (the “Common Stock” and, upon crediting of such shares of Common Stock to the applicable Collateral Account, the “Pledged Common Stock”) to secure the Borrower’s obligations under the Margin Loan Agreement. The Pledged Convertible Notes and any Pledged Common Stock will be credited or delivered to, and held in, one or more accounts of Borrower at a custodian (which may be the Lender[, another lender under the Margin Loan Agreement] or[, in either case,] an affiliate thereof) in each case subject to the security interest granted under the Margin Loan Agreement (each, a “Collateral Account”, and collectively, the “Collateral Accounts”). As used herein, “Business Day” means any day on which commercial banks are open in each of New York City, and “DTC” means the Depository Trust Company.

In connection with the Transactions:

1.        The Issuer confirms that the Transactions do not violate the organizational documents of the Issuer.

Exhibit C

2.        The Issuer confirms that based on the information provided to the Issuer prior to its execution of this letter agreement, it has no objection to the Transactions.

3.        The Issuer confirms that the loan contemplated by the Margin Loan Agreement is a Permitted Loan as defined in and permitted under the Investment Agreement (as defined in the Indenture, the “Investment Agreement”), and further agrees and acknowledges, that the Borrower shall have the right to pledge or sell the Pledged Convertible Notes or Pledged Common Stock to the extent permitted in connection with Permitted Loans as described in the Investment Agreement.

4.        The Issuer acknowledges that the Borrower can assign by way of security to the Lender its rights under Article 5 of the Investment Agreement under the Margin Loan Agreement, as permitted by Section 6.07(iii)(z) of the Investment Agreement, and confirms that it has no objection to the assignment of such rights under Article 5 of the Investment Agreement pursuant to the Margin Loan Agreement or any transfers of Pledged Convertible Notes or Pledged Common Stock under such Article 5 related thereto, or any assignment of such rights under Article 5 made in connection with any Exercise of Remedies.

5.        Except as required by applicable law and stock exchange rules, as determined in good faith by the Issuer, the Issuer will not take any actions intended to hinder or delay any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement. Without limiting the generality of paragraphs 6 through 12 below, the Issuer agrees, upon Lender’s request after the occurrence of an Event of Default or a Coverage Event under the Margin Loan Agreement, to cooperate in good faith (and in accordance with, and subject to, the terms of the Indenture and in accordance with applicable law) with the Lender, the Trustee and/or the transfer agent relating to the Common Stock in any transfer of Pledged Convertible Notes or Pledged Common Stock made pursuant to any exercise by the Lender of its remedies under the Margin Loan Agreement, including with respect to the removal of any restrictive legends.

6.        In connection with any Exercise of Remedies, the Issuer shall take such actions to cause the transfer and settlement of Pledged Convertible Notes (in accordance with, and subject to, the terms of the Indenture) within five Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such Pledged Convertible Notes shall be (a) in book-entry DTC form if such Pledged Convertible Notes are (i) sold under a registration statement, (ii) sold under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”) or (iii) then in book-entry DTC form, or (b) otherwise, in the form of Physical Securities (as defined in the Indenture).

7.        In connection with any Exercise of Remedies, the Issuer shall take such actions as are within its control to cause the transfer and settlement of any shares of Common Stock received upon conversion of the Pledged Convertible Notes within five Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such shares of Common Stock shall be (a) in book-entry DTC form, without any restricted legends and bearing an unrestricted CUSIP, if such shares are (i) sold under a registration statement, (ii) sold under Rule 144 or (iii) otherwise freely tradeable upon conversion, (b) in book-entry DTC form bearing a restricted legend and a restricted CUSIP, if such shares are received upon conversion of Pledged Convertible Notes in book-entry DTC form and are required to bear the Security Private Placement Legend (as defined in the Indenture) or (c) otherwise, in certificated form bearing the Common Stock Private Placement Legend (as defined in the Indenture).

Exhibit C

8.        The Issuer will, to the extent in compliance with applicable laws on the advice of counsel, cause the Pledged Convertible Notes and/or Pledged Common Stock, in each case held in book-entry DTC form, to be put into book-entry DTC form without a Security Private Placement Legend and with an unrestricted CUSIP number promptly after the earlier of the Resale Restriction Termination Date (as defined in the Indenture) and the effectiveness of a registration statement under the Securities Act covering resale of the Pledged Convertible Notes and/or Pledged Common Stock.

9.        In connection with any Exercise of Remedies whereby all or any portion of the Pledged Convertible Notes or Pledged Common Stock is or may be sold in a private resale transaction exempt from registration under the Securities Act, the Issuer shall provide, within a commercially reasonable period following a request by the Lender, a reasonable opportunity for a customary business, legal and documentary diligence investigation to potential purchasers of such Pledged Convertible Notes and/or shares of Pledged Common Stock, as identified by the Lender in such notice, subject to customary non-disclosure agreements to be executed by any such purchaser; provided, that such diligence investigation is not unreasonably disruptive to the business of the Issuer and its subsidiaries.

10.       The Issuer agrees with respect to any purchaser of Pledged Convertible Notes or Pledged Common Stock in a foreclosure sale (including the Lender or its affiliates) that is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144) of the Issuer, that, if such notes or shares are then eligible for resale under Rule 144 (and such purchaser has satisfied the holding period set forth in Rule 144(d)) and the Issuer meets the condition set forth in Rule 144(c)(1) (if applicable), it shall, upon request of such purchaser, remove any restrictive legend relating to Securities Act restrictions from such notes or shares and, if applicable, to cause any such notes to be exchanged for beneficial interests in global notes held by DTC or its nominee.

11.       The Issuer acknowledges that as of the date hereof, the Issuer does not, and the Issuer would not, based solely on account of Lender’s rights with respect to an Exercise of Remedies, consider Lender an “affiliate” (within the meaning of Rule 144) of the Issuer.

Exhibit C

12.       The Lender covenants and agrees with the Issuer that, to the extent the Pledged Convertible Notes consist of Orogen Securities (as defined in the Indenture), then in connection with any exercise of remedies by the Lender pursuant to the Margin Loan Agreement whereby the Lender forecloses on, sells, or transfers the Pledged Convertible Notes to itself, any affiliate or a third party, it shall, in connection with any such foreclosure, sale or transfer, exchange such Orogen Securities in accordance with the Indenture for (i) if the Orogen Security consists of beneficial interests in the Orogen Global Security (as defined in the Indenture), beneficial interests in another Global Security (as defined in the Indenture) or (ii) if the Orogen Security is in the form of a Physical Security, for another Physical Security, such that, in either case, the transferee thereto does not own or hold any beneficial interest in any Orogen Security. Without limiting the generality of the foregoing, the Lender agrees and acknowledges that neither it nor any transferee that is not an Affiliate (as defined in the Indenture) of the Borrower shall be allowed to hold a beneficial interest in the Orogen Global Security, own an Orogen Security in the form of a Physical Security or exercise any conversion rights in respect thereof.

13.       The Lender agrees and acknowledges that, prior to the occurrence of an Event of Default or a Coverage Event under the Margin Loan Agreement, the Lender shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Pledged Convertible Notes or Pledged Common Stock.

14.       Any assignee of Lender’s rights and obligations under the Margin Loan Agreement shall enter into a joinder to this Issuer Agreement in form and substance reasonably satisfactory to the Issuer, or shall deliver to the Issuer a counterpart, executed by the assignee, of a substantially identical agreement and the Issuer shall promptly countersign such agreement in connection with such assignment.

[END OF TEXT]

Exhibit C

ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution designated by the selling securityholders.

The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided such selling securityholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

Annex A

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

Annex A

The selling securityholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities of the Company in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

Annex A